--------------------------------------------------------------------------------








                                 LOAN AGREEMENT

                          dated as of November 25, 1997

                                      among


                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP,
                                  as Borrower,



                              FLEET NATIONAL BANK,
                                   as a Bank,


                         PNC BANK, NATIONAL ASSOCIATION,
                                   as a Bank,


                the other Banks signatory hereto, each as a Bank



                                       and



                         PNC BANK, NATIONAL ASSOCIATION,
                             as Administrative Agent









------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                          Page

ARTICLE I. DEFINITIONS; ETC..................................................1
    Section 1.01        Definitions..........................................1
    Section 1.02        Accounting Terms....................................14
    Section 1.03        Computation of Time Periods.........................14
    Section 1.04        Rules of Construction...............................15


ARTICLE II. THE LOANS.......................................................15
    Section 2.01        The Loans...........................................15
    Section 2.02        Purpose.............................................15
    Section 2.03        Advances Generally..................................15
    Section 2.04        Procedures for Advances.............................16
    Section 2.05        Extension of Maturity Date..........................16
    Section 2.06        Interest Periods; Renewals..........................16
    Section 2.07        Interest............................................17
    Section 2.08        Fees................................................17
    Section 2.09        Notes...............................................17
    Section 2.10        Prepayments.........................................18
    Section 2.11        Changes of Commitments..............................18
    Section 2.12        Method of Payment...................................18
    Section 2.13        Elections, Conversions or Continuation of Loans.....19
    Section 2.14        Minimum Amounts.....................................19
    Section 2.15        Certain Notices Regarding Elections, Conversions
                        and Continuations of Loans..........................19
    Section 2.16        Late Payment Premium................................19


ARTICLE III. YIELD PROTECTION; ILLEGALITY; ETC..............................20
    Section 3.01        Additional Costs....................................20
    Section 3.02        Limitation on Types of Loans........................21
    Section 3.03        Illegality..........................................21
    Section 3.04        Treatment of Affected Loans.........................22
    Section 3.05        Certain Compensation................................22
    Section 3.06        Capital Adequacy....................................23
    Section 3.07        Substitution of Banks...............................23


ARTICLE IV. CONDITIONS PRECEDENT............................................24
    Section 4.01        Conditions Precedent to the Initial Advance.........24
    Section 4.02        Conditions Precedent to Advances After the Initial
                        Advance.............................................26
    Section 4.03        Deemed Representations..............................26


ARTICLE V. REPRESENTATIONS AND WARRANTIES...................................26
    Section 5.01        Due Organization....................................26
    Section 5.02        Power and Authority; No Conflicts; Compliance With
                        Laws................................................26
    Section 5.03        Legally Enforceable Agreements......................27

    Section 5.04        Litigation..........................................27
    Section 5.05        Good Title to Properties............................27
    Section 5.06        Taxes...............................................27
    Section 5.07        ERISA...............................................27
    Section 5.08        No Default on Outstanding Judgments or Orders.......28
    Section 5.09        No Defaults on Other Agreements.....................28
    Section 5.10        Government Regulation...............................28
    Section 5.11        Environmental Protection............................28
    Section 5.12        Solvency............................................28
    Section 5.13        Financial Statements................................28
    Section 5.14        Valid Existence of Affiliates.......................29
    Section 5.15        Insurance...........................................29
    Section 5.16        Accuracy of Information; Full Disclosure............29


ARTICLE VI. AFFIRMATIVE COVENANTS...........................................29
    Section 6.01        Maintenance of Existence............................29
    Section 6.02        Maintenance of Records..............................29
    Section 6.03        Maintenance of Insurance............................29
    Section 6.04        Compliance with Laws; Payment of Taxes..............30
    Section 6.05        Right of Inspection.................................30
    Section 6.06        Compliance With Environmental Laws..................30
    Section 6.07        Payment of Costs....................................30
    Section 6.08        Maintenance of Properties...........................30
    Section 6.09        Reporting and Miscellaneous Document Requirements...30


ARTICLE VII. NEGATIVE COVENANTS.............................................34
    Section 7.01        Mergers Etc.........................................34
    Section 7.02        Investments.........................................34
    Section 7.03        Sale of Assets......................................34
    Section 7.04        Interest Rate Hedging...............................34
    Section 7.05        Partnership Committee of Borrower...................34


ARTICLE VIII. FINANCIAL COVENANTS...........................................35
    Section 8.01        Net Worth...........................................35
    Section 8.02        Relationship of Total Outstanding Indebtedness to Gross
                        Asset Value.........................................35
    Section 8.03        Relationship of Secured Indebtedness to Gross Asset
                        Value...............................................35
    Section 8.04        Relationship of Combined EBITDA to Interest Expense.35
    Section 8.05        Relationship of Combined EBITDA to Adjusted Total
                        Outstanding Indebtedness............................35
    Section 8.06        Combined EBTDA......................................35
    Section 8.07        Unsecured Debt Yield................................35
    Section 8.08        Relationship of Unencumbered Combined EBITDA to
                        Interest Expense on Unsecured Indebtedness..........35


ARTICLE IX. EVENTS OF DEFAULT...............................................36
    Section 9.01        Events of Default...................................36
    Section 9.02        Remedies............................................38


ARTICLE X. ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS......................38

    Section 10.01       Appointment, Powers and Immunities of Administrative
                        Agent...............................................38
    Section 10.02       Reliance by Administrative Agent....................38
    Section 10.03       Defaults............................................39
    Section 10.04       Rights of Administrative Agent as a Bank............39
    Section 10.05       Indemnification of Administrative Agent.............39
    Section 10.06       Non-Reliance on Administrative Agent and Other
                        Banks...............................................40
    Section 10.07       Failure of Administrative Agent to Act..............40
    Section 10.08       Resignation or Removal of Administrative Agent......40
    Section 10.09       Amendments Concerning Agency Function...............41
    Section 10.10       Liability of Administrative Agent...................41
    Section 10.11       Transfer of Agency Function.........................41
    Section 10.12       Non-Receipt of Funds by Administrative Agent........41
    Section 10.13       Withholding Taxes...................................41
    Section 10.14       Minimum Commitment by Fleet and PNC.................42
    Section 10.15       Pro Rata Treatment..................................42
    Section 10.16       Sharing of Payments Among Banks.....................42
    Section 10.17       Possession of Documents.............................42


ARTICLE XI. NATURE OF OBLIGATIONS...........................................43
    Section 11.01       Absolute and Unconditional Obligations..............43
    Section 11.02       Non-Recourse to TRG Partners........................43


ARTICLE XII. MISCELLANEOUS..................................................44
    Section 12.01       Binding Effect of Request for Advance...............44
    Section 12.02       Amendments and Waivers..............................44
    Section 12.03       Usury...............................................44
    Section 12.04       Expenses; Indemnification...........................44
    Section 12.05       Assignment; Participation...........................45
    Section 12.06       Documentation Satisfactory..........................47
    Section 12.07       Notices.............................................47
    Section 12.08       Intentionally Omitted...............................47
    Section 12.09       Table of Contents; Headings.........................47
    Section 12.10       Severability........................................47
    Section 12.11       Counterparts........................................47
    Section 12.12       Integration.........................................47
    Section 12.13       GOVERNING LAW.......................................48
    Section 12.14       Waivers.............................................48
    Section 12.15       JURISDICTION; IMMUNITIES............................48



EXHIBIT A            -        Authorization Letter

EXHIBIT B            -        Solvency Certificate

EXHIBIT C            -        Note

EXHIBIT D            -        List of Affiliates

EXHIBIT E            -        Assignment and Assumption Agreement

            LOAN AGREEMENT ("this Agreement") dated as of November 25, 1997 among THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the State of Delaware ("Borrower"), FLEET NATIONAL BANK ("Fleet"), PNC BANK, NATIONAL ASSOCIATION (in its individual capacity and not as Administrative Agent, "PNC") and the lenders signatory hereto (Fleet, PNC, said other lenders signatory hereto, and the lenders who from time to time become Banks pursuant to Section 3.07 or 12.05, each a "Bank" and collectively, the "Banks") and PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Banks (in such capacity, together with its successors in such capacity, "Administrative Agent").

            Borrower has requested that the Banks extend credit as provided herein, and the Banks are prepared to extend such credit.

            NOW,  THEREFORE,  in  consideration  of the  premises and the mutual
agreements,   covenants  and  conditions   hereinafter   set  forth,   Borrower,
Administrative Agent and each of the Banks agree as follows:


                          ARTICLE I. DEFINITIONS; ETC.

            Section 1.01 Definitions. As used in this Agreement the following terms have the following meanings (except as otherwise provided, terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

            "Acquisition Indebtedness Adjustment" means, as of any date, the aggregate, for all acquisitions that occurred during the twelve (12)-month period ending on such date, of the product of (1) the increase in Total Outstanding Indebtedness as a result of indebtedness assumed and/or incurred in connection with the acquisition and which is still outstanding as of such date, multiplied by (2) the ratio of (A) three hundred sixty five (365) minus the number of days between the closing of the acquisition and such date to (B) three hundred sixty five (365).

            "Acquisition Unsecured Indebtedness Adjustment" means, as of any date, the aggregate, for all acquisitions that occurred during the twelve
(12)-month period ending on such date, of the product of (1) the increase in Unsecured Indebtedness as a result of unsecured indebtedness assumed and/or incurred in connection with the acquisition and which is still outstanding as of such date, multiplied by (2) the ratio of (A) three hundred sixty five (365) minus the number of days between the closing of the acquisition and such date to
(B) three hundred sixty five (365).

            "Adjusted Total Outstanding Indebtedness" means, as of any date, Total Outstanding Indebtedness plus the Disposition Indebtedness Adjustment less the Acquisition Indebtedness Adjustment.

            "Adjusted Unsecured Indebtedness" means, as of any date, Unsecured Indebtedness plus the Disposition Unsecured Indebtedness Adjustment less the Acquisition Unsecured Indebtedness Adjustment.

            "Administrative Agent" has the meaning specified in the preamble.

            "Administrative Agent's Office" means Administrative Agent's address located at One PNC Plaza, 249 Fifth Avenue, P1-POPP-19-2, Pittsburgh, Pennsylvania 15222, Attention: Real Estate Banking, or such other address in the United States as Administrative Agent may designate by notice to Borrower and the Banks.

            "Affiliate" means, with respect to any Person (the "first Person"), any other Person: (1) which directly or indirectly controls, or is controlled by, or is under common control with the first Person; or (2) ten percent (10%) or more of the beneficial interest in which is directly or indirectly owned or held by the first Person. The term "control" means the possession, directly or indirectly, of the power, alone, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

            "Agreement" means this Loan Agreement, as amended, supplemented or modified from time to time.

            "Applicable Lending Office" means, for each Bank and for its LIBOR Loan or Base Rate Loan, as applicable, the lending office of such Bank (or of an Affiliate of such Bank) designated as such on its signature page hereof or in the applicable Assignment and Assumption Agreement, or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to Administrative Agent and Borrower as the office by which its LIBOR Loan or Base Rate Loan, as applicable, is to be made and maintained.

            "Applicable Margin" means, with respect to Base Rate Loans and LIBOR Loans, the respective rates per annum determined, at any time, based on Borrower's Credit Rating at the time, in accordance with the following table. Any change in Borrower's Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Margin.

================================================================================
   Borrower's Credit Rating          Applicable Margin        Applicable Margin
(S&P/Moody's/Duff & Phelps/Fitch    for Base Rate Loans        for LIBOR Loans
           Ratings)                    (% per annum)            (% per annum)
--------------------------------------------------------------------------------
A/A2/A/A or higher                        0.00                    0.60
--------------------------------------------------------------------------------
A-/A3/A-/A-                               0.00                    0.70
--------------------------------------------------------------------------------
BBB+/Baal/BBB+/BBB+                       0.00                    0.80
--------------------------------------------------------------------------------
BBB/Baa2/BBB/BBB                          0.00                    0.90
--------------------------------------------------------------------------------
BBB-/Baa3/BBB-/BBB-                       0.00                    1.00
--------------------------------------------------------------------------------
Below BBB-/Baa3/BBB-/BBB-  or
unrated                                   0.35                    1.35
================================================================================

            "Assignee" has the meaning specified in Section 12.05.

            "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement, substantially in the form of EXHIBIT E, pursuant to which a Bank assigns and an Assignee assumes rights and obligations in accordance with
Section 12.05.

            "Authorization Letter" means a letter agreement executed by Borrower in the form of EXHIBIT A.

            "Bank" and "Banks" have the respective meanings specified in the preamble.

            "Bank Parties" means Administrative Agent and the Banks.

            "Banking Day" means (1) any day on which commercial banks are not authorized or required to close in Pittsburgh and Boston and (2) whenever such day relates to a LIBOR Loan, an Interest Period with respect to a LIBOR Loan or notice with respect to a LIBOR Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market and banks are open for business in London.

            "Banks' Valuation Consultant" means Landauer Associates, Inc. or such other appraisal firm(s) reasonably acceptable to Borrower, Fleet and PNC.

            "Base Rate" means, for any day, the higher of (1) the Federal Funds Rate for such day plus one-half percent (.50%), or (2) the Prime Rate for such day.

            "Base Rate Loan" means all or any portion (as the context requires) of a Bank's Loan which shall accrue interest at a rate determined in relation to the Base Rate.

            "Borrower's Accountants" means Deloitte & Touche, or such other accounting firm(s) selected by Borrower and reasonably acceptable to the Required Banks.

            "Borrower" has the meaning specified in the preamble.

            "Borrower's Credit Rating" means the lower of the two (2) ratings (if there are only two (2) ratings) or the lower of the two (2) highest ratings (if there are more than two (2) ratings) assigned from time to time to Borrower's unsecured and unsubordinated long-term indebtedness by, respectively, S&P, Moody's, Duff & Phelps and Fitch. Unless such indebtedness of Borrower is rated by at least two (2) of the Rating Agencies, at least one (1) of which must be either S&P or Moody's, "Borrower's Credit Rating" shall be considered unrated for purposes of determining both the Applicable Margin and Facility Fee Rate.

            "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

            "Closing Date" means the date this Agreement has been executed by all parties.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Combined EBTDA" means, for any period of time, Combined EBITDA less Interest Expense.

"Combined EBITDA" means, for any period of time, (1) revenues less operating costs before interest, depreciation and amortization and unusual items for Borrower and its Consolidated Businesses (based on the accounting principles reflected in the TRG Consolidated Financial Statements as of and for the year ended December 31, 1996 contained in the Form 10-K for such period of TRG, and assuming that any dividends paid on any equity security shall not be deducted in calculating Combined EBITDA unless such equity security may be converted into a debt security at any time or is mandatory redeemable for cash within twenty (20) years from its initial issuance) plus (2) Borrower's beneficial interest in revenues less operating costs before interest, depreciation and amortization and unusual items (after eliminating appropriate intercompany amounts) applicable to each of the UJVs.

            "Consolidated Businesses" means, collectively (1) each Affiliate of Borrower, all of the equity interests of which are, or, under GAAP, are deemed to be, owned by Borrower and (2) Taub-Co Management Inc., The Taubman Company Limited Partnership and their respective Affiliates so long as more than ninety percent (90%) of the equity interests in the entities referred to in this clause
(2) are owned directly or indirectly by Borrower.

            "Consolidated Outstanding Indebtedness" means, as of any time, mortgage notes payable and other notes payable of Borrower and its Consolidated Businesses, as reflected in the TRG Consolidated Financial Statements.

            "Contingent Liabilities" means the sum of (1) those liabilities, as determined in accordance with GAAP, set forth and quantified as contingent liabilities in the notes to the TRG Consolidated Financial Statements and (2) contingent liabilities, other than those described in the foregoing clause (1), which represent direct payment guaranties of Borrower; provided, however, that Contingent Liabilities shall exclude contingent liabilities which represent the "Other Party's Share" of "Duplicated Obligations" (as such quoted terms are hereinafter defined). "Duplicated Obligations" means, collectively, all those payment guaranties in respect of Debt of UJVs for which Borrower and another party are jointly and severally liable, where the other party is, in the sole judgment of the Required Banks, capable of satisfying the Other Party's Share of such obligation. "Other Party's Share" means such other party's fractional beneficial interest in the UJV in question.

            "Continue", "Continuation" and "Continued" refer to the continuation pursuant to Section 2.13 of a LIBOR Loan as a LIBOR Loan from one Interest Period to the next Interest Period.

            "Convert", "Conversion" and "Converted" refer to a conversion pursuant to Section 2.13 of a Base Rate Loan into a LIBOR Loan or a LIBOR Loan into a Base Rate Loan, each of which may be accompanied by the transfer by a Bank (at its sole discretion) of all or a portion of its Loan from one Applicable Lending Office to another.

            "Debt" means: (1) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (2) obligations as lessee under Capital Leases; (3) current liabilities in respect of unfunded vested benefits under any Plan; (4)
obligations under letters of credit issued for the account of any Person; (5) all obligations arising under bankers' or trade acceptance facilities; (6) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (7) all obligations secured by any Lien on property owned by the Person whose Debt is being measured, whether or not the obligations have been assumed; and (8) all obligations under any agreement providing for contingent participation or other hedging mechanisms with respect to interest payable on any of the items described above in this definition.

            "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

            "Default Rate" means a rate per annum equal to: (1) with respect to Base Rate Loans, a variable rate three percent (3%) above the rate of interest then in effect thereon (including the Applicable Margin); and (2) with respect to LIBOR Loans, a fixed rate three percent (3%) above the rate(s) of interest in effect thereon (including the Applicable Margin) at the time of Default until the end of the then current Interest Period therefor and, thereafter, a variable rate three percent (3%) above the rate of interest for a Base Rate Loan (including the Applicable Margin).

            "Disposition" means a sale (whether by assignment, transfer or Capital Lease) of an asset.

            "Disposition Indebtedness Adjustment" means, as of any date, the aggregate, for all Dispositions that occurred during the twelve (12)-month period ending on such date, of the product of (1) the reduction in Total Outstanding Indebtedness as a result of indebtedness repaid in connection with the Disposition, multiplied by (2) the ratio of (A) three hundred sixty five
(365) minus the number of days between the closing of the Disposition and such date to (B) three hundred sixty five (365).

            "Disposition  Unsecured  Indebtedness  Adjustment"  means, as of any date,  the  aggregate,  for all  Dispositions  that  occurred  during the twelve
(12)-month period ending on such date, of the product of (1) the reduction in Unsecured Indebtedness as a result of unsecured indebtedness repaid in connection with the Disposition, multiplied by (2) the ratio of (A) three hundred sixty five (365) minus the number of days between the closing of the Disposition and such date to (B) three hundred sixty five (365).

            "Dollars" and the sign "$" mean lawful money of the United States of America.

            "Duff & Phelps" means Duff & Phelps Credit Rating Company.

            "Elect", "Election" and "Elected" refer to election, if any, by Borrower pursuant to Section 2.13 to have all or a portion of an advance of the Loans be outstanding as LIBOR Loans.

            "Environmental Discharge" means any discharge or release of any Hazardous Materials in violation of any applicable Environmental Law.

            "Environmental Law" means any Law relating to pollution or the environment, including Laws relating to noise or to emissions, discharges, releases or threatened releases of Hazardous Materials into the work place, the community or the environment, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

            "Environmental Notice" means any written complaint, order, citation, letter, inquiry, notice or other written communication from any Person (1) affecting or relating to Borrower's compliance with any Environmental Law in connection with any activity or operations at any time conducted by Borrower,
(2) relating to the occurrence or presence of or exposure to or possible or threatened or alleged occurrence or presence of or exposure to Environmental Discharges or Hazardous Materials at any of Borrower's locations or facilities, including, without limitation: (a) the existence of any contamination or possible or threatened contamination at any such location or facility and (b) remediation of any Environmental Discharge or Hazardous Materials at any such location or facility or any part thereof; and (3) any violation or alleged violation of any relevant Environmental Law.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulation promulgated thereunder.

            "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of organizations (within the meaning of Section 414(b) of the Code) as Borrower or is under common control (within the meaning of Section 414(c) of the Code) with Borrower.

            "Event of Default" has the meaning specified in Section 9.01.

            "Facility Fee Rate" means the rate per annum determined, at any time, based on Borrower's Credit Rating, in accordance with the following table. Any change in Borrower's Credit Rating which causes it to move into a different range on the table shall effect an immediate change in the Facility Fee Rate.


Borrower's Credit Rating                          Facility Fee Rate
(S&P/Moody's/Duff & Phelps/Fitch Ratings)            (% per annum)
-----------------------------------------            -------------

A/A2/A/A or higher                                      0.15
A-/A3/A-/A-                                             0.15
BBB+/Baa1/BBB+/BBB+                                     0.20
BBB/Baa2/BBB/BBB                                        0.20

BBB-/Baa3/BBB-/BBB-                                     0.25

Below BBB-/Baa3/BBB-/BBB- or unrated                    0.25

            "Federal Funds Rate" means, for any day, the rate per annum (based on a year of 360 days) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, however, that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

            "Fiscal Year" means each period from January 1 to December 31.

            "Fitch" means Fitch Investors Service, L.P.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 5.13 (except for changes concurred in by Borrower's Accountants).

            "Good Faith Contest" means the contest of an item if: (1) the item is diligently contested in good faith, and, if appropriate, by proceedings timely instituted; (2) adequate reserves are established with respect to the contested item; (3) during the period of such contest, the enforcement of any contested item is effectively stayed; and (4) the failure to pay or comply with the contested item during the period of the contest is not likely to result in a Material Adverse Change.

            "Governmental Approvals" means any authorization, consent, approval, license, permit, certification, or exemption of, registration or filing with or report or notice to, any Governmental Authority.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Great Lakes Crossing" means the single-level, enclosed, super-regional value shopping center containing approximately 1,340,000 square feet of gross leasable area to be constructed and operated by TAH on an approximately 300 acre site located in Auburn Hills, Michigan owned by it.

            "Gross Asset Value" means, as of any time, an amount, determined annually as of June 30th of each year and effective for the twelve (12)-month period beginning on the day after such date (it being agreed that Gross Asset Value determined as of June 30, 1997 is $3,712,416,000), equal to the sum of:

            (i) the lesser of (1) the aggregate book value of the long-term assets of Borrower, as reflected in the TRG Consolidated Financial Statements as of and for the year ended such June 30th, other than those assets described in clause (ii) below, or (2) five percent (5%) of the amount determined pursuant to said clause (ii); and

              (ii) the amount, determined by Borrower with the concurrence of the Banks' Valuation Consultant, equal to the aggregate of the then-current values, on a free and clear basis, of the real properties owned or leased, directly or indirectly, in whole or part, by Borrower, which are included in the TRG Consolidated Financial Statements as of and for the year ended as of such June 30th, multiplied by Borrower's respective beneficial interests in such assets (it being understood that the Banks' Valuation Consultant shall not determine the fractional beneficial interest of Borrower in such real properties);

in each case, as adjusted for any Dispositions or acquisitions subsequent to the most recent annual determination of Gross Asset Value by:

            (1) in the case of Dispositions of assets described in clause (i) above, deducting the book value of the asset disposed of, as reflected in such annual determination, less the excess, if any, of the amount determined pursuant to clause (i)(1) above over the amount determined pursuant to clause (i)(2) above (in each case, prior to the Disposition in question),

            (2) in the case of Dispositions of assets described in clause (ii) above, deducting the value for the asset determined pursuant to clause
      (ii) above,

            (3) in the case of acquisitions of assets described in clause (i) above, adding the Purchase Price for the acquired asset, and

            (4) in the case of acquisitions of assets described in clause (ii) above, adding the lesser of (A) the Purchase Price for the acquired asset or (B) the acquired asset's trailing twelve (12)-month net operating income, less any management fee adjustment, if applicable, capitalized at a rate of eight percent (8%) per annum; provided, however, that at Borrower's request and expense, Administrative Agent shall promptly cause the Banks' Valuation Consultant to appraise the acquired asset and, upon the completion of such appraisal, provided such appraisal is reasonably satisfactory to Administrative Agent, the appraised value of the acquired asset as determined in such appraisal shall be substituted for the amount calculated pursuant to clauses (A) and (B) above.

In no event shall any adjustment pursuant to clauses (2) or (3) above cause the component of Gross Asset Value determined pursuant to clause (i) above to exceed five percent (5%) of the component determined pursuant to clause (ii) above. Any adjustment, pursuant to the operation of clauses (2) or (4) above, to the amount determined pursuant to clause (ii) above shall also effect an automatic adjustment to the component of Gross Asset Value determined pursuant to clause
(i) above by reason of the operation of clause (i)(2).

            "Hazardous Materials" means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes or substances, as any of those terms are defined from time to time in or for the purposes of any relevant Environmental Law, including asbestos fibers and friable asbestos, polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.

            "Initial Advance" means the first advance of proceeds of the Loans.

            "Interest Expense" means, for any period of time, the consolidated interest expense (without deduction of consolidated interest income) of Borrower and its Consolidated Businesses (based on the accounting principles reflected in the TRG Consolidated Financial Statements as of and for the year ended December 31, 1996 contained in the Form 10-K for such period of TRG), including, without limitation or duplication (or, to the extent not so included, with the addition of), (1) the portion of any rental obligation in respect of any Capital Lease obligation allocable to interest expense in accordance with GAAP; (2) the amortization of Debt discounts; (3) any payments or receipts (other than up-front fees) with respect to interest rate swap or similar agreements; (4) any dividends attributable to any equity security which may be converted into a debt security of Borrower at any time or is mandatorily redeemable for cash within twenty (20) years from its initial issuance; and (5) the interest expense and items listed in clauses (1) through (4) above applicable to each of the UJVs multiplied by Borrower's respective beneficial interests in the UJVs (it being understood that the items listed in clauses (1), (2) and (3) above shall be considered part of Interest Expense even if, due to a change in GAAP, such items would no longer be considered interest expense under
GAAP).

            "Interest Period" means, with respect to any LIBOR Loan, the period commencing on the date the same is advanced, converted from a Base Rate Loan or Continued, as the case may be, and ending, as Borrower may select pursuant to
Section 2.06, on the numerically corresponding day in the first, second, third, or, if available to all of the Banks, sixth or twelfth, calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

            "Law" means any federal, state or local statute, law, rule, regulation, ordinance, order, code, or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a
Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

            "LIBOR Base Rate" means, with respect to any Interest Period therefor, the rate per annum for the first day of the Interest Period ("the Reset Date") for deposits in Dollars for a period of the number of months contained in the Interest Period (the "Designated Maturity") which appears on Dow Jones Page 3750 (or such other display page on the Dow Jones System as may replace such Page 3750) as of 11:00 A.M. (London time) on the day that is two
(2) Banking Days prior to that Reset Date for a period, and in an amount, comparable to such Interest Period and principal amount of the LIBOR Loan in question outstanding during such Interest Period. If such rate does not appear on Dow Jones Page 3750 (or such replacement page), the rate for a Reset Date will be determined on the basis of the rates at which deposits in Dollars are offered by four (4) major banks in the London interbank market as selected by Administrative Agent and agreed to by Borrower (the "Reference Banks") at approximately 11:00 A.M. (London time) on the day that is two (2) Banking Days preceding that Reset Date to prime banks in the London interbank market for a period of the Designated Maturity commencing on that Reset Date and in an amount comparable to the amount of the LIBOR Loan to be outstanding during such Interest Period (the "Representative Amount"). Administrative Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two (2) such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided as requested, the rate for that Reset Date will the arithmetic mean of the rates quoted by major banks in New York City, selected by Administrative Agent and agreed to by Borrower, at approximately 11:00 A.M. (New York time) on that Reset Date for loans in Dollars to leading European banks for a period of the Designated Maturity commencing on that Reset Date and in a Representative Amount.

            "LIBOR Interest Rate" means, for any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient of (1) the LIBOR Base Rate for such LIBOR Loan for the Interest Period therefor divided by (2) one minus the LIBOR Reserve Requirement for such LIBOR Loan for such Interest Period.

            "LIBOR Loan" means all or any portion (as the context requires) of any Bank's Loan which shall accrue interest at rate(s) determined in relation to LIBOR Interest Rate(s).

            "LIBOR Reserve Requirement" means, for any LIBOR Loan, the rate at which reserves (including any marginal, supplemental or emergency reserves) are actually required to be maintained during the Interest Period for such LIBOR
Loan under Regulation D by the applicable Bank against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the LIBOR Reserve Requirement shall also reflect any other reserves actually required to be maintained by any Bank by reason of any Regulatory Change against (1) any category of liabilities which includes deposits by reference to which the LIBOR Base Rate is to be determined as provided in the definition of "LIBOR Base Rate" in this Section 1.01 or (2) any category of extensions of credit or other assets which include loans the interest rate on which is determined on the basis of rates referred to in said definition of "LIBOR Base Rate".

            "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment for collateral purposes, deposit arrangement, lien (statutory or other), or other security agreement or charge of any kind or nature whatsoever of any third party (excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

            "Loan" and "Loans" have the respective meanings specified in Section 2.01.

            "Loan Commitment" means, with respect to each Bank, the obligation to make a Loan in the principal amount set forth below or in the applicable Assignment and Assumption Agreement, as such amount may be reduced from time to time in accordance with the provisions of Section 2.11 or pursuant to an Assignment and Assumption Agreement:


            Bank                                        Loan Commitment
            ----                                        ---------------
            Fleet                                       $ 46,000,000
            PNC                                           46,000,000
            Dresdner Bank AG                              30,000,000
            Commerzbank AG                                30,000,000
            Comerica Bank                                 20,000,000
            Bayerische Hypotheken-und Wechsel-Bank AG     20,000,000
            Landesbank Hessen-Thuringen Girozentrale      18,000,000
            Total                                       $210,000,000
                                                        ============

            "Loan Documents" means this Agreement, the Notes and the Solvency Certificates.

            "Material Adverse Change" means either (1) a material adverse change in the status of the business, results of operations, financial condition, property or prospects of Borrower or (2) any event or occurrence of whatever nature which is likely to have a material adverse effect on the ability of Borrower to perform its obligations under the Loan Documents.

            "Maturity Date" means December 1, 2001, subject to extension in accordance with Section 2.05.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

            "Net Worth" means the excess of Gross Asset Value over Total Outstanding Indebtedness.

            "Note" and "Notes" have the respective meanings specified in Section 2.09.

            "Obligations"   means  each  and  every  obligation,   covenant  and
agreement of Borrower, now or hereafter existing, contained in this Agreement, and any of the other Loan Documents, whether for principal, reimbursement obligations, interest, fees, expenses, indemnities or otherwise, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor, including but not limited to all indebtedness, obligations and liabilities of Borrower to Administrative Agent and any Bank now existing or hereafter incurred under or arising out of or in connection with the Notes, this Agreement, the other Loan Documents, and any documents or instruments executed in connection therewith; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all indebtedness of Borrower, under any instrument now or hereafter evidencing or securing any of the foregoing.

            "Parent" means, with respect to any Bank, any Person controlling such Bank.

            "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

            "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower or any ERISA Affiliate of Borrower and which is covered by Title IV of ERISA or to which
Section 412 of the Code applies.

            "presence", when used in connection with any Environmental Discharge or Hazardous Materials, means and includes presence, generation, manufacture, installation, treatment, use, storage, handling, repair, encapsulation, disposal, transportation, spill, discharge and release.

            "Prime Rate" means that rate of interest from time to time announced by PNC at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged to commercial borrowers by PNC.

            "Principal Office" means the principal office of PNC in the United States, presently located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222.

            "Pro Rata Share" means, for purposes of this Agreement and with respect to each Bank, a fraction, the numerator of which is the amount of such Bank's Loan Commitment and the denominator of which is the Total Loan Commitment.

            "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

            "Purchase Price" means, with respect to an acquisition, the total consideration paid, including in the amount of such consideration (without duplication) (1) any Debt that, at the time of such acquisition, is directly or indirectly secured by a Lien on all or any portion of the property so acquired and any Debt to which such property is subject, including, in the case of an acquisition of any Person, any Debt of such Person, regardless of whether such Debt is secured or unsecured, or recourse or non-recourse to such Person and (2) the fair market value of any other non-cash consideration.

            "Rating Agencies" means S&P, Moody's, Duff & Phelps and Fitch.

            "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time, or any similar Law from time to time in effect.

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

            "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA.

            "Required Banks" means at any time the Banks holding at least sixty six and two-thirds percent (66-2/3%) of the then aggregate unpaid principal amount of the Loans.

            "Secured Indebtedness" means that portion of Total Outstanding Indebtedness that is secured.

            "Solvency Certificate" means a certificate in substantially the form of EXHIBIT B, to be delivered by Borrower pursuant to the terms of this Agreement.

            "Solvent" means, when used with respect to any Person, that (1) the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person; (2) the present fair saleable value of the assets of such Person, on a going concern basis, is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured; (3) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; (4) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged; and (5) such Person has sufficient resources, provided that such resources are prudently utilized, to satisfy all of such Person's obligations. Contingent liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Companies.

            "Supplemental Fee Letter" means that certain letter agreement, dated the date hereof, among Fleet, PNC, Administrative Agent, Syndication Agent and Borrower.

            "Syndication Agent" means Fleet National Bank.

            "TAH" means Taubman Auburn Hills Associates Limited Partnership, a Delaware limited partnership in which Borrower owns an eighty percent (80%) general partnership interest.

            "TCI" means Taubman Centers, Inc., a Michigan corporation.

            "Total Loan Commitment" means Two Hundred Ten Million Dollars ($210,000,000).

            "Total Outstanding Indebtedness" means the sum, without duplication, of (1) Consolidated Outstanding Indebtedness, (2) TRG's Share of UJV Combined Outstanding
Indebtedness and (3) Contingent Liabilities.

            "TRG Consolidated Financial Statements" means the consolidated balance sheet and related consolidated statement of operations, accumulated deficiency in assets and cash flows, and footnotes thereto, of Borrower, prepared in accordance with GAAP.

            "TRG's Share of UJV Combined Outstanding Indebtedness" means the sum of the indebtedness of each of the UJVs contributing to UJV Combined Outstanding Indebtedness multiplied by Borrower's respective beneficial interests in each such UJV.

            "UJV Combined Outstanding Indebtedness" means, as of any time, the sum of (1) mortgage notes payable and (2) other notes payable, of the UJVs, on a combined basis, as reflected in the balance sheets of each of the UJVs, prepared in accordance with GAAP.

            "UJVs" means the unconsolidated joint ventures in which Borrower owns a beneficial interest and which are accounted for under the equity method in the TRG Consolidated Financial Statements.

            "Unencumbered Combined EBITDA" means that portion of Combined EBITDA attributable to Unencumbered Wholly-Owned Assets.

            "Unencumbered Wholly-Owned Assets" means assets, reflected on the TRG Consolidated Financial Statements, wholly owned, directly or indirectly, by Borrower and not subject to any Lien to secure all or any portion of Secured Indebtedness; provided, however, that, for purposes of this definition only, the loans described in the following table, so long as the documents in respect of the same permit secondary financing, shall not be considered part of Secured
Indebtedness:


================================================================================
Description of
Debt Obligation             Obligor             Affected Asset        Amount ($)
---- ----------             -------             --------------       ------ ---

--------------------------------------------------------------------------------
UDAG Loan                   TL-Columbus         Columbus City Center   8,022,470
                            Associates
--------------------------------------------------------------------------------
Assessment Bonds - City     Richmond            Hilltop land             801,077
of Richmond                 Associates
--------------------------------------------------------------------------------
Assessment Bonds - City     Stoneridge          Stoneridge land        1,312,368
Pleasanton                  Properties
--------------------------------------------------------------------------------
Assessment Bond - City      Biltmore Shopping   Biltmore land          3,182,742
of Phoenix                  Center Partners
--------------------------------------------------------------------------------
Capital South Centrum       TL - Columbus       Columbus City Center   1,000,000
Parking Right               Associates
================================================================================


            "Unsecured Debt Yield" means, for any calendar quarter, the ratio, expressed as a percentage, of (1) Unencumbered Combined EBITDA for the twelve
(12)-month period ending with such calendar quarter to (2) Adjusted Unsecured Indebtedness as of the end of such calendar quarter.

            "Unsecured Indebtedness" means that portion of Total Outstanding Indebtedness that is unsecured.

            Section 1.02 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

            Section 1.03 Computation of Time Periods. Except as otherwise provided herein, in this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each means "to but excluding".

            Section 1.04 Rules of Construction. When used in this Agreement: (1) "or" is not exclusive; (2) a reference to a Law includes any amendment or modification to such Law; (3) a reference to a Person includes its permitted successors and permitted assigns; (4) except as provided otherwise, all references to the singular shall include the plural and vice versa; (5) except as provided in this Agreement, a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents; (6) all references to Articles or Sections shall be to Articles and Sections of this Agreement unless otherwise indicated; and (7) all Exhibits to this Agreement shall be incorporated into this Agreement.

                              ARTICLE II. THE LOANS

            Section 2.01 The Loans. (a) Subject to the terms and conditions of this Agreement, each of the Banks severally agrees to make a loan to Borrower (each such loan by a Bank, a "Loan"; such loans, collectively, the "Loans") pursuant to which the Bank shall from time to time advance to Borrower up to an amount equal to such Bank's Loan Commitment. The Loans may be outstanding as:
(1) Base Rate Loans; (2) LIBOR Loans; or (3) a combination of the foregoing, as Borrower shall elect and notify Administrative Agent in accordance with Section
2.15. The LIBOR Loan and Base Rate Loan of each Bank shall be maintained at such Bank's Applicable Lending Office for its LIBOR Loan and Base Rate Loan, respectively.

            (b) The obligations of the Banks under this Agreement are several, and no Bank shall be responsible for the failure of any other Bank to make any advance of a Loan to be made by such other Bank. However, the failure of any Bank to make any advance of the Loan to be made by it hereunder on the date specified therefor shall not relieve any other Bank of its obligation to make any advance of its Loan specified hereby to be made on such date.

            Section 2.02 Purpose. Borrower shall use the proceeds of the Loans solely (i) as a contribution of capital to TAH to pay all or part of TAH's pre-development, development and construction costs in connection with Great Lakes Crossing and (ii) to pay interest on the Loans and transaction costs relating to the consummation of the transaction contemplated hereby.

            Section 2.03 Advances Generally. The Initial Advance shall be in the minimum amount of Two Million Dollars ($2,000,000) and in integral multiples of One Hundred Thousand Dollars ($100,000) above such amount and shall be made upon satisfaction of the conditions set forth in Section 4.01. Subsequent advances shall be made no more frequently than monthly thereafter, upon satisfaction of the conditions set forth in Section 4.02. The amount of each advance subsequent to the Initial Advance shall be (x) in the case of advances of Base Rate Loans, in the minimum amount of One Hundred Thousand Dollars ($100,000) and in integral multiples of One Hundred Thousand Dollars ($100,000) above such amount and (y) in the case of advances of LIBOR Loans, in the minimum amount of One Million Dollars ($1,000,000) and in integral multiples of One Hundred Thousand Dollars ($100,000) above such amount.

            Notwithstanding anything to the contrary contained herein, Borrower shall not be entitled to any advances of proceeds of the Loans subsequent to the original Maturity Date (i.e. during the one(1)-year extension term contemplated by Section 2.05).



            Section 2.04 Procedures for Advances. Borrower shall submit to Administrative Agent a request for each advance hereunder, stating the amount requested, and certifying that (x) no Default or Event of Default then exists or would exist as a result of such advance, (y) the advance will be, and all prior advances have been, used solely for the purposes described in Section 2.02 and
(z) none of the costs covered by said request for advance were the subject of any previous request for advance, no later than 10:00 a.m. (Pittsburgh time) on the date, in the case of advances of Base Rate Loans, which is two (2) Banking Days, and, in the case of advances of LIBOR Loans, which is three (3) Banking Days, prior to the date the advance is to be made. Administrative Agent, upon its receipt and approval of the request for advance, will so notify the Banks either by telephone or by facsimile. Not later than 10:00 a.m. (Pittsburgh time) on the date of each advance, each Bank shall, through its Applicable Lending Office and subject to the conditions of this Agreement, make the amount to be advanced by it on such day available to Administrative Agent, at Administrative Agent's Office and in immediately available funds, for the account of Borrower. The amount so received by Administrative Agent shall, subject to the conditions of this Agreement, be made available to Borrower, in immediately available funds, by Administrative Agent's crediting an account of Borrower designated by Borrower.

            Section 2.05  Extension of Maturity  Date.  Provided there exists no
Default or Event of Default, Borrower shall have the option, exercisable once, to extend the Maturity Date for a period of one (1) year, subject to (i) Administrative Agent's receipt of (x) a written request from Borrower for such extension between sixty (60) and ninety (90) days prior to the Maturity Date,
(y) an extension fee, for the account of the Banks, in the amount of .05% of the outstanding principal amount of the Loans as of the Maturity Date and (z) such note extension agreement(s) as Administrative Agent may reasonably require, (ii) Borrower's Credit Rating, as of the date of Borrower's exercise of such option, being "investment grade" (i.e., BBB- or better by S&P, Baa3 or better by Moody's and BBB- or better by Duff & Phelps and Fitch) by at least two (2) of the Rating Agencies, one (1) of which must be either S&P or Moody's and (iii) Administrative Agent's determination (which shall be conclusive so long as made on a reasonable basis) that, as of the Maturity Date, Borrower will remain in compliance with the financial covenants set forth in Article VIII.

            Section 2.06 Interest Periods; Renewals In the case of the LIBOR Loans, Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (1) no Interest Period may extend beyond the Maturity Date; (2) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day; and (3) only five (5) discrete segments of a Bank's Loan bearing interest at a LIBOR Interest Rate, for a designated Interest Period, pursuant to a particular Election, Conversion or Continuation, may be outstanding at any one time (each such segment of each Bank's Loan corresponding to a proportionate segment of each of the other Banks' Loans).

            Upon notice to Administrative Agent as provided in Section 2.15, Borrower may Continue any LIBOR Loan on the last day of the Interest Period of the same or different duration in accordance with the limitations provided above. If Borrower shall fail to give notice to Administrative Agent of such a Continuation, such LIBOR Loan shall automatically become a Base Rate Loan on the last day of the current Interest Period.

            Section 2.07 Interest. Borrower shall pay interest to Administrative Agent for the account of the applicable Bank on the outstanding and unpaid principal amount of the Loans, at a rate per annum as follows: (1) for Base Rate Loans at a rate equal to the Base Rate plus the Applicable Margin; and (2) for LIBOR Loans at a rate equal to the applicable LIBOR Interest Rate plus the Applicable Margin. Any principal amount not paid when due (when scheduled, at acceleration or otherwise) shall bear interest thereafter, payable on demand, at the Default Rate.

            The interest rate on Base Rate Loans shall change when the Base Rate changes. Interest on Base Rate Loans and LIBOR Loans shall not exceed the maximum amount permitted under applicable law. Interest shall be calculated for the actual number of days elapsed on the basis of, in the case of both Base Rate Loans and LIBOR Loans, three hundred sixty (360) days.

            Accrued interest shall be due and payable in arrears, in the case of both Base Rate Loans and LIBOR Loans, on the first Banking Day of each calendar month; provided, however, that interest accruing at the Default Rate shall be due and payable on demand.

            Section 2.08 Fees. (a) Borrower shall, during the term of the Loans, pay to Administrative Agent for the account of each Bank a facility fee computed on the daily Loan Commitment of such Bank (irrespective of usage), at a rate per annum equal to the daily Facility Fee Rate, calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed. The accrued facility fee shall be due and payable in arrears on the tenth (10th) day of December, March, June and September of each year (for the respective periods September 1 through November 30, December 1 through February 28/29, March 1 through May 31 and June 1 through August 31), commencing on the first such date after the Closing Date, and upon the Maturity Date or earlier termination of the Loan Commitments.

          (b) Borrower shall pay, for the accounts of the parties specified therein, the fees provided for, on the dates specified, in the Supplemental Fee Letter.

            Section 2.09 Notes. The Loan made by each Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a promissory note of Borrower in the form of EXHIBIT C duly completed and executed by Borrower, in the principal amount equal to such Bank's Loan Commitment, payable to such Bank for the account of its Applicable Lending Office (each such note, as the same may hereafter be amended, modified, extended, severed, assigned, substituted, renewed or restated from time to time, including any substitute note pursuant to Section 3.07 or 12.05, a "Note"; all such notes, as so amended, modified, extended, severed, assigned, substituted, renewed or restated from time to time, collectively, the "Notes"). Each Note shall mature, and all outstanding principal and accrued interest and other sums thereunder shall be paid in full, on the Maturity Date, as the same may be accelerated or extended.

            Each Bank is hereby authorized by Borrower to endorse on a schedule attached to the Note held by it, the amount of each advance, and each payment of principal received by such Bank for the account of its Applicable Lending Office(s) on account of its Loan, which endorsements, if made, shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Loan made by such Bank; provided, however, that the failure to make such notations with respect to the Loans or each advance or payment shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Note held by such Bank.

            Section 2.10 Prepayments. Borrower may, upon at least one (1) Banking Day's notice to Administrative Agent in the case of the Base Rate Loans, and at least two (2) Banking Days' notice to Administrative Agent in the case of LIBOR Loans (in each case to be received by Administrative Agent no later than 1:00 P.M., Pittsburgh time), prepay the Loans, provided that (1) any partial prepayment under this Section shall be in integral multiples of One Million Dollars ($1,000,000); (2) a LIBOR Loan may be prepaid only on the last day of the Applicable Interest Period for such LIBOR Loan; and (3) each prepayment under this Section shall include all interest accrued on the amount of principal prepaid through the date of prepayment. Any prepayment shall effect a permanent reduction in the Total Loan Commitment by the amount prepaid.



            Section 2.11 Changes of Commitments. (a) At any time, Borrower shall have the right, without premium or penalty, to terminate the unused Loan Commitments, in whole or in part, from time to time, provided that: (1) Borrower shall give notice of each such termination to Administrative Agent, specifying the amount of the termination, no later then 10:00 a.m. (Pittsburgh time) on the date which is fifteen (15) days prior to the effectiveness of such termination;
(2) the Loan Commitments of each of the Banks must be terminated ratably and simultaneously with those of the other Banks; and (3) each partial termination of the Loan Commitments as a whole (and corresponding reduction of the Total Loan Commitment) shall be in an integral multiple of One Million Dollars ($1,000,000).

           (b) The Loan Commitments, to the extent terminated, may not be reinstated.

            Section 2.12 Method of Payment. Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 A.M. (Pittsburgh time) on the date when due in Dollars to Administrative Agent at Administrative Agent's Office in immediately available funds. Administrative Agent will thereafter, on the day of its receipt of each such payment (assuming receipt by 11:00 A.M.), cause to be distributed to each Bank (1) such Bank's appropriate share (based upon the respective outstanding principal amounts and rate(s) of interest under the Notes of the Banks) of the payments of principal and interest in like funds for the account of such Bank's Applicable Lending Office; and (2) fees payable to such Bank in accordance with the terms of this Agreement. Borrower hereby authorizes Administrative Agent and the Banks, if and to the extent payment by Borrower is not made when due under this Agreement or under the Notes, to charge from time to time against any account Borrower maintains with Administrative Agent or any Bank any amount so due to Administrative Agent and/or the Banks.

            Except to the extent provided in this Agreement, whenever any payment to be made under this Agreement or under the Notes is due on any day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of the payment of interest and other fees, as the case may be.

            Section 2.13 Elections, Conversions or Continuation of Loans. Subject to the provisions of Article III and Sections 2.06 and 2.14, Borrower shall have the right to Elect to have all or a portion of any advance of the Loans be LIBOR Loans, to Convert Base Rate Loans into LIBOR Loans, to Convert LIBOR Loans into Base Rate Loans, or to Continue LIBOR Loans as LIBOR Loans, at any time or from time to time, provided that: (1) Borrower shall give Administrative Agent notice of each such Election, Conversion or Continuation as provided in Section 2.15; and (2) a LIBOR Loan may be Converted or Continued only on the last day of the applicable Interest Period for such LIBOR Loan. Except as otherwise provided in this Agreement, each Election, Continuation and Conversion shall be applicable to each Bank's Loan in accordance with its Pro Rata Share.

            Section 2.14 Minimum Amounts. With respect to the Loans as a whole, each Election and each Conversion shall be in an amount at least equal to One Million Dollars ($1,000,000) and in integral multiples of One Hundred Thousand Dollars ($100,000).

            Section 2.15 Certain Notices Regarding Elections, Conversions and Continuations of Loans. Notices by Borrower to Administrative Agent of Elections, Conversions and Continuations of LIBOR Loans shall be irrevocable and shall be effective only if received by Administrative Agent not later than 10:00 a.m. (Pittsburgh time) on the number of Banking Days prior to the date of the relevant Election, Conversion or Continuation specified below:


                                                          Number of
                    Notice                            Banking Days Prior
                    ------                            ------------------
Conversions into Base Rate Loans                           three (3)
Election of, Conversions into or Continuations as,
LIBOR Loan                                                 three (3)


Promptly following its receipt of any such notice, Administrative Agent shall so advise the Banks either by telephone or by facsimile. Each such notice of Election shall specify the portion of the amount of the advance that is to be LIBOR Loans (subject to Section 2.14) and the duration of the Interest Period applicable thereto (subject to Section 2.06); each such notice of Conversion shall specify the LIBOR Loans or Base Rate Loans to be Converted; and each such notice of Conversion or Continuation shall specify the date of Conversion or Continuation (which shall be a Banking Day), the amount thereof (subject to Section 2.14) and the duration of the Interest Period applicable thereto (subject to Section 2.06). In the event that Borrower fails to Elect to have any portion of an advance of the Loans be LIBOR Loans, the entire amount of such advance shall constitute Base Rate Loans. In the event that Borrower fails to Continue LIBOR Loans within the time period and as otherwise provided in this Section, such LIBOR Loans will be automatically Converted into Base Rate Loans on the last day of the then current applicable Interest Period for such LIBOR Loans.

            Section 2.16 Late Payment Premium. Borrower shall, at Administrative Agent's option, pay to Administrative Agent for the account of the Banks a late payment premium in the amount of four percent (4%) of any payments of interest under the Loans made more than fifteen (15) days after the due date thereof, which shall be due with any such late payment.


                 ARTICLE III. YIELD PROTECTION; ILLEGALITY; ETC.

            Section 3.01 Additional Costs. Borrower shall pay directly to each Bank from time to time on demand such amounts as such Bank may determine to be necessary to compensate it for any increased costs which such Bank determines are attributable to its making or maintaining a LIBOR Loan, or its obligation to make or maintain a LIBOR Loan, or its obligation to Convert a Base Rate Loan to a LIBOR Loan hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of its LIBOR Loan or such obligations (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

           (1) changes the basis of taxation of any amounts payable to such Bank under this Agreement or the Notes in respect of any such LIBOR Loan (other than changes in the rate of general corporate, franchise, branch profit, net income or other income tax imposed on such Bank or its Applicable Lending Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

           (2) (other than to the extent the LIBOR Reserve Requirement is taken into account in determining the LIBOR Rate at the commencement of the applicable Interest Period) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any LIBOR Loan or any deposits referred to in the definition of "LIBOR Interest Rate" in Section 1.01), or any commitment of such Bank (including such Bank's Loan Commitment hereunder); or

           (3) imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities).

Notwithstanding the foregoing, in the event that any Bank determines that it shall incur Additional Costs in maintaining a LIBOR Loan, such Bank shall provide written notice thereof to Borrower (with a copy to Administrative Agent), which notice shall include the dollar amount of the Additional Costs, and Borrower shall have the option, which option must be exercised within five
(5) Banking Days of Borrower's receipt of such notice, to prepay such LIBOR Loan or to Convert such LIBOR Loan into a Base Rate Loan, subject, however, to the provisions of Section 3.05.

            Without limiting the effect of the provisions of the first paragraph of this Section, in the event that, by reason of any Regulatory Change, any Bank either (1) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits of other liabilities of such Bank which includes deposits by reference to which the LIBOR Interest Rate is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes loans based on the LIBOR Interest Rate or (2) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to Borrower (with a copy to Administrative

Agent), the obligation of such Bank to permit Elections of, to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such Regulatory Change ceases to be in effect.

            Determinations and allocations by a Bank for purposes of this Section of the effect of any Regulatory Change pursuant to the first or second paragraph of this Section, on its costs or rate of return of making or maintaining its Loan or portions thereof or on amounts receivable by it in respect of its Loan or portions thereof, and the amounts required to compensate such Bank under this Section, shall be conclusive absent manifest error.

            To the extent that changing the jurisdiction of a Bank's Applicable Lending Office would have the effect of minimizing Additional Costs, each such Bank shall use reasonable efforts to make such a change, provided that same would not otherwise be disadvantageous to each such Bank.

            No Bank shall be entitled to any compensation pursuant to this Section relating to any period more than ninety (90) days prior to the date notice thereof is given to Borrower by such Bank.

            Section 3.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBOR Interest Rate for any Interest Period:

           (1) Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Interest Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for the LIBOR Loans as provided in this Agreement; or

           (2) a Bank determines (which determination shall be conclusive) and promptly notifies Administrative Agent that the relevant rates of interest referred to in the definition of "LIBOR Interest Rate" in Section 1.01 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined do not adequately cover the cost to such Bank of making or maintaining such LIBOR Loan for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, the Banks (or, in the case of the circumstances described in clause (2) above, the affected Bank) shall be under no obligation to permit Elections of LIBOR Loans, to Convert Base Rate Loans into LIBOR Loans or to Continue LIBOR Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the affected outstanding LIBOR Loans, either (x) prepay the affected LIBOR Loans or (y) Convert the affected LIBOR Loans into Base Rate Loans in accordance with Section 2.13.

            Section 3.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain a LIBOR Loan hereunder, to allow Elections of a LIBOR Loan or to Convert a Base Rate Loan into a LIBOR Loan, then such Bank shall promptly notify Administrative Agent and Borrower thereof and such Bank's obligation to make or maintain a

LIBOR Loan, or to permit Elections of, to Continue, or to Convert its Base Rate Loan into, a LIBOR Loan shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such time as such Bank may again make and maintain a LIBOR Loan.

            Section 3.04 Treatment of Affected Loans. If the obligations of any Bank to make or maintain a LIBOR Loan, or to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan, are suspended pursuant to Sections 3.01 or 3.03 (each LIBOR Loan so affected being herein called an "Affected Loan"), such Bank's Affected Loan shall be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for the Affected Loan (or, in the case of a Conversion required by Sections 3.01 or 3.03, on such earlier date as such Bank may specify to Borrower).

            To the extent that such Bank's Affected Loan has been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loan shall be applied instead to its Base Rate Loan and such Bank shall have no obligation to Convert its Base Rate Loan into a LIBOR Loan.

            In the event that the conditions giving rise to the suspension of any Bank's obligations to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan shall cease to exist, such Bank shall provide Borrower with prompt written notice of same (with a copy to Administrative Agent), and such Bank shall again be obligated to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan in accordance with this Agreement.

            Section 3.05 Certain Compensation. Borrower shall pay to Administrative Agent for the account of the applicable Bank, upon the request of such Bank through Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

           (1) any payment, prepayment, Conversion or Continuation of a LIBOR Loan made by such Bank on a date other than the last day of an applicable Interest Period for such LIBOR Loan, whether by reason of acceleration or otherwise; or

           (2) any failure by Borrower for any reason to Convert or Continue a LIBOR Loan to be Converted or Continued by such Bank on the date specified therefor in the relevant notice under Section 2.15; or

           (3) any failure by Borrower to borrow (or to qualify for a borrowing of) a LIBOR Loan which would otherwise be made hereunder on the date specified in the relevant Election notice under Section 2.15 given or submitted by Borrower.

            Without limiting the foregoing, such compensation shall include an amount equal to the present value (using as the discount rate an interest rate equal to the rate determined under (2) below) of the excess, if any, of (1) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, Converted or Continued (or not Converted, Continued or borrowed) for the period from the date of such payment, prepayment, Conversion or Continuation (or failure to Convert, Continue or borrow) to the last day of the then current applicable Interest Period (or, in the case of a failure to Convert, Continue or borrow, to the last day of the applicable Interest Period which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for the LIBOR Loan provided for herein, over (2) the amount of interest (as reasonably determined by such Bank) based upon the interest rate which such Bank would have bid in the London interbank market for Dollar deposits, for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Bank as to the amounts payable pursuant to this Section shall be conclusive absent manifest error.

            Section 3.06 Capital Adequacy. If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction. A certificate of any Bank claiming compensation under this Section, setting forth in reasonable detail the basis therefor, shall be conclusive absent manifest error.

            Section 3.07 Substitution of Banks. If any Bank (an "Affected Bank")
(i) makes demand upon Borrower for (or if Borrower is otherwise required to pay) Additional Costs pursuant to Section 3.01 or (ii) is unable to make or maintain a LIBOR Loan as a result of a condition described in Section 3.03 or clause (2) of Section 3.02, Borrower may, within ninety (90) days of receipt of such demand or notice (or the occurrence of such other event causing Borrower to be required to pay Additional Costs or causing said Section 3.03 or clause (2) of Section
3.02 to be applicable), as the case may be, give notice (a "Replacement Notice") to Administrative Agent (which will promptly forward a copy of such notice to each Bank) of Borrower's intention either (x) to prepay in full the Affected Bank's Note and to terminate the Affected Bank's entire Loan Commitment or (y) to replace the Affected Bank with another financial institution (the "Replacement Bank") designated in such Replacement Notice.

            In the event Borrower opts to give the notice provided for in clause
(x) above, and if the Affected Bank shall not agree within thirty (30) days of its receipt thereof to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.03 or clause (2) of
Section 3.02, then, so long as no Default or Event of Default shall exist, Borrower may (notwithstanding the provisions of clause (2) of Section 2.11(a)) terminate the Affected Bank's entire Loan Commitment, provided that in connection therewith it pays to the Affected Bank all outstanding principal and accrued and unpaid interest under the Affected Bank's Note, together with all other amounts, if any, due from Borrower to the Affected Bank, including all amounts properly demanded and unreimbursed under Sections 3.01 and 3.05.

            In the event Borrower opts to give the notice provided for in clause
(y) above, and if (i) Administrative Agent shall, within thirty (30) days of its receipt of the Replacement Notice, notify Borrower and each Bank in writing that the Replacement Bank is reasonably satisfactory to Administrative Agent and (ii) the Affected Bank shall not, prior to the end of such thirty (30)- day period, agree to waive the payment of the Additional Costs in question or the effect of the circumstances described in
Section 3.03 or clause (2) of Section 3.02, then the Affected Bank shall, so long as no Default or Event of Default shall exist, assign its Note and all of its rights and obligations under this Agreement to the Replacement Bank, and the Replacement Bank shall assume all of the Affected Bank's rights and obligations, pursuant to an agreement, substantially in the form of an Assignment and Assumption Agreement, executed by the Affected Bank and the Replacement Bank. In connection with such assignment and assumption, the Replacement Bank shall pay to the Affected Bank an amount equal to the outstanding principal amount under the Affected Bank's Note plus all interest accrued thereon, plus all other amounts, if any (other than the Additional Costs in question), then due and payable to the Affected Bank; provided, however, that prior to or simultaneously with any such assignment and assumption, Borrower shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under Sections 3.01 and 3.05. Upon the effective date of such assignment and assumption, the Replacement Bank shall become a Bank Party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such Assignment and Assumption Agreement, and the Affected Bank shall be released from its obligations hereunder, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this Section, a substitute Note shall be issued to the Replacement Bank by Borrower, in exchange for the return of the Affected Bank's Note. The obligations evidenced by such substitute note shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents. If the Replacement Bank is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 10.13.

            Borrower, Administrative Agent and the Banks shall execute such modifications to the Loan Documents as shall be reasonably required in connection with and to effectuate the foregoing.


                        ARTICLE IV. CONDITIONS PRECEDENT

            Section 4.01 Conditions Precedent to the Initial Advance. The obligations of the Banks hereunder and the obligation of each Bank to make the Initial Advance are subject to the condition precedent that Administrative Agent shall have received on or before the Closing Date each of the following documents, and each of the following requirements shall have been fulfilled:

            (1) Fees and Expenses. The payment of (A) all fees and expenses incurred by Administrative Agent and Syndication Agent (including, without limitation, the reasonable fees and expenses of legal counsel); and (B) those fees specified in the Supplemental Fee Letter to be paid on or before the Closing Date;

            (2) Note. The Notes for Fleet, PNC and each of the other Banks signatory hereto, duly executed by Borrower;

            (3) Financials of Borrower. Audited TRG Consolidated Financial Statements as of and for the year ended December 31, 1996 and unaudited TRG Consolidated Financial Statements as of and for the quarter ended September 30, 1997, each acceptable to the Banks;

            (4) Evidence of Formation of Borrower.  Certified (as of the Closing
      Date)  copies  of   Borrower's   certificate   and  agreement  of  limited
      partnership, with all amendments thereto, and a certificate of the Secretary of State of the jurisdiction of formation as to its good standing therein;

             (5) Evidence of All Partnership Action. Certified (as of the Closing Date) copies of all documents evidencing partnership action taken by Borrower authorizing the execution, delivery and performance of the Loan Documents and each other document to be delivered by or on behalf of Borrower pursuant to this Agreement;

            (6) Incumbency and Signature Certificate of Borrower. A certificate (dated as of the Closing Date) of the Secretary of the Partnership
      Committee of Borrower certifying the names and true signatures of each person authorized to sign on behalf of Borrower;

            (7) Solvency Certificate. A Solvency Certificate, duly executed, from Borrower;

            (8) Compliance Certificate. A certificate of the sort required by paragraph (4) of Section 6.09;

            (9) Opinion of Counsel for Borrower. A favorable opinion, dated the Closing Date, of Miro Weiner & Kramer, counsel for Borrower, as to such matters as Administrative Agent may reasonably request;

            (10) Authorization Letter. The Authorization Letter, duly executed by Borrower;

            (11) Request for Advance. A request for an advance in accordance with Section 2.04;

            (12) Certificate. The following statements shall be true and Administrative Agent shall have received a certificate dated the Closing Date signed by a duly authorized signatory of Borrower stating, to the best of the certifying party's knowledge, the following:

                 (a) All representations and warranties contained in this Agreement and in each of the other Loan Documents are true and correct on and as of the Closing Date as though made on and as of such date, and

                 (b) No Default or Event of Default has occurred and is continuing, or could result from the transactions contemplated by this Agreement and the other Loan Documents;

                 (13) Supplemental Fee Letter. The Supplemental Fee Letter, duly executed by Borrower;

                 (14) Project Budget. A budget setting forth, on an item-by-item basis, all hard and soft costs incurred, and estimated by Borrower to be incurred, by TAH in connection with its development and construction of Great Lakes Crossing; and

                 (15) Additional Documentation.  Such other approvals,  opinions or documents as Administrative Agent or any Bank may reasonably request.

                 Section 4.02 Conditions Precedent to Advances After the Initial Advance. The obligation of each Bank to make advances of the Loans subsequent to the Initial Advance shall be subject to satisfaction of the following conditions precedent:

            (1) All conditions of Section 4.01 shall have been and remain satisfied as of the date of the advance;

            (2) No Default or Event of Default shall have occurred and be continuing as of the date of the advance;

            (3) Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct as of the date of the advance; and

            (4) Administrative Agent shall have received a request for an advance in accordance with Section 2.04.

            Section 4.03 Deemed Representations. Each request by Borrower for, and acceptance by Borrower of, an advance of proceeds of the Loans shall constitute a representation and warranty by Borrower that, as of both the date of such request and the date of the advance (1) no Default or Event of Default has occurred and is continuing, and (2) if any representation or warranty contained in this Agreement or the other Loan Documents is untrue or incorrect, the condition giving rise to such untruthfulness or incorrectness is not likely to result in a Material Adverse Change.


                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Administrative Agent and each Bank as follows:

            Section 5.01 Due Organization. Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the partnership power and authority to own its assets and to transact the business in which it is now engaged, and, if applicable, is duly qualified as a foreign partnership and in good standing under the laws of each other jurisdiction in which such qualification is required.

            Section 5.02 Power and Authority; No Conflicts; Compliance With Laws. The execution, delivery and performance of the obligations required to be performed by Borrower of the Loan Documents does not and will not (a) require the consent or approval of its partners or such consent or approval has been obtained, (b) contravene its partnership agreement, (c) violate any provision of, or require any filing, registration, consent or approval under, any Law (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it, (d) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it may be a party or by which it or its properties may be bound or affected except for consents which have been obtained, (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of its properties now owned or hereafter acquired, or (f) cause it to be in default under any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument; to the best of its knowledge, Borrower is in compliance with all Laws applicable to it where the failure to be in compliance would cause a Material Adverse Change to occur.

            Section 5.03 Legally Enforceable Agreements. Each Loan Document is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

            Section 5.04 Litigation. There are no actions, suits or proceedings pending or, to its knowledge, threatened against Borrower or any of its Affiliates before any court or arbitrator or any Governmental Authority except actions, suits or proceedings which have been disclosed to Administrative Agent and the Banks in writing and which are fully covered by insurance or would, if adversely determined, not substantially impair the ability of Borrower to pay when due any amounts which may become payable under the Notes or to otherwise pay and perform its obligations in connection with the Loan.

            Section 5.05 Good Title to Properties. Borrower and each of its Affiliates have good, marketable and legal title to all of the properties and assets each of them purports to own (including, without limitation, those reflected in the June 30, 1997 financial statements referred to in Section 5.13) and, in the case of all of Borrower's shopping center properties, only with exceptions which do not materially detract from the value of such property or assets or the use thereof in Borrower's and such Affiliate's business, and except to the extent that any such properties and assets have been encumbered or disposed of since the date of such financial statements without violating any of the covenants contained in Article VII or elsewhere in this Agreement. Borrower and its Affiliates enjoy peaceful and undisturbed possession of all leased property necessary in any material respect in the conduct of their respective businesses. All such leases are valid and subsisting and are in full force and effect.

            Section 5.06 Taxes. Borrower has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies due and payable without the imposition of a penalty, including interest and penalties, except to the extent they are the subject of a Good Faith Contest.

            Section 5.07 ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated within the past five (5) years; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; Borrower and the ERISA Affiliates thereof have not completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; Borrower and the ERISA Affiliates thereof have met the minimum funding requirements of each under ERISA with respect to the plans of each and there are no unfunded vested liabilities with respect to any plan established or maintained by each; and Borrower and the ERISA Affiliates thereof have not incurred any liability to the PBGC under ERISA.

            Section 5.08 No Default on Outstanding Judgments or Orders. Borrower has satisfied all judgments which are not being appealed and is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

            Section 5.09 No Defaults on Other Agreements. Except as disclosed to the Bank Parties in writing, including anything disclosed on financial statements, Borrower, to the best of its knowledge, is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any partnership, trust or other restriction which is likely to result in a Material Adverse Change. To the best of its knowledge, Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument which is likely to result in a Material Adverse Change.

            Section 5.10 Government Regulation. Borrower is not subject to regulation under the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Powers Act or any statute or regulation limiting any such Person's ability to incur indebtedness for money borrowed as contemplated hereby.

            Section 5.11 Environmental Protection. To the best of Borrower's knowledge, none of Borrower's or its Affiliates' properties contains any Hazardous Materials that, under any Environmental Law currently in effect, (1) would impose liability on Borrower that is likely to result in a Material Adverse Change, or (2) is likely to result in the imposition of a Lien on any assets of Borrower or its Affiliates, in each case if not properly handled in accordance with applicable Law. To the best of Borrower's knowledge, neither it nor any of its Affiliates is in violation of, or subject to any existing, pending or threatened investigation or proceeding by any Governmental Authority under, any Environmental Law.

            Section 5.12 Solvency. Borrower is, and upon consummation of the transactions contemplated by this Agreement, the other Loan Documents and any other documents, instruments or agreements relating thereto, will be, Solvent.

            Section 5.13 Financial Statements. The TRG Consolidated Financial Statements most recently delivered to the Banks pursuant to the terms of this Agreement are in all material respects complete and correct and fairly present the financial condition of the subjects thereof as of the dates of and for the periods covered by such statements, all in accordance with GAAP, and there has been no Material Adverse Change since the date of such most recently delivered TRG Consolidated Financial Statements.

            Section 5.14 Valid Existence of Affiliates. As of the Closing Date, the only material Affiliates of Borrower which own or lease operating shopping centers or shopping centers under construction are listed on EXHIBIT D. Each such Affiliate is a partnership, limited liability company or joint venture duly organized and existing in good standing under the laws of the jurisdiction of its formation. As to each such Affiliate, its correct name, the jurisdiction of its formation and Borrower's percentage of beneficial interest therein are set forth on said EXHIBIT D. Borrower and each of such Affiliates have the power to own their respective properties and to carry on their respective businesses now being conducted. Each of Borrower and such Affiliates is duly qualified as a foreign partnership, company or venture to do business and is in good standing in every jurisdiction in which the nature of the respective businesses conducted by it or its respective properties, owned or held under lease, make such qualification necessary.

            Section 5.15 Insurance. Borrower and each of its Affiliates has in force paid insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated.

            Section 5.16 Accuracy of Information; Full Disclosure. Neither this Agreement nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of Borrower to Administrative Agent or any Bank in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby, or required herein to be furnished by or on behalf of Borrower, contains any untrue or misleading statement of a material fact or omits a material fact necessary to make the statements herein or therein not misleading. There is no fact which Borrower has not disclosed to Administrative Agent and the Banks in writing which materially affects adversely nor, so far as Borrower can now foresee, will materially affect adversely the business, prospects, profits or financial condition of Borrower or the ability of Borrower to perform this Agreement and the other Loan Documents.


                        ARTICLE VI. AFFIRMATIVE COVENANTS

            So long as any of the Notes shall remain unpaid or the Loan Commitments remain in effect, or any other amount is owing by Borrower to any Bank hereunder or under any other Loan Document, Borrower shall:

            Section 6.01 Maintenance of Existence. Preserve and maintain its legal existence and, if applicable, good standing in the jurisdiction of organization and, if applicable, qualify and remain qualified as a foreign partnership in each jurisdiction in which such qualification is required, except to the extent that failure to so qualify is not likely to result in a Material Adverse Change.

            Section 6.02 Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all of its financial transactions.

            Section 6.03 Maintenance of Insurance. At all times, maintain and keep in force, and cause each of its Affiliates to maintain and keep in force, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

            Section 6.04 Compliance with Laws; Payment of Taxes. Comply in all respects with all Laws applicable to it or to any of its properties or any part thereof, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent they are the subject of a Good Faith Contest.

            Section 6.05 Right of Inspection. At any reasonable time and from time to time upon reasonable notice, permit Administrative Agent or any Bank or any agent or representative thereof (provided that a representative of any Bank must, at Borrower's request, be accompanied by a representative of Borrower), to examine and make copies and abstracts from the records and books of account of, and visit the properties of, Borrower and to discuss the affairs, finances and accounts of Borrower with the independent accountants of Borrower.

            Section 6.06 Compliance With Environmental Laws. Comply in all material respects with all applicable Environmental Laws and immediately pay or cause to be paid all costs and expenses incurred in connection with such compliance, except to the extent there is a Good Faith Contest.

            Section 6.07 Payment of Costs. Pay all costs and expenses required for the satisfaction of the conditions of this Agreement.

            Section 6.08 Maintenance of Properties. Borrower will do all things reasonably necessary to maintain, preserve, protect and keep its and its Affiliates' properties in good repair, working order and condition.

            Section 6.09 Reporting and Miscellaneous Document Requirements. Furnish directly to each of the Banks:

            (1) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, the TRG Consolidated Financial Statements as of the end of and for such Fiscal Year, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year and audited by Borrower's Accountants;

            (2) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each calendar quarter (other than the last quarter of the Fiscal Year), the unaudited TRG Consolidated Financial Statements as of the end of and for such calendar quarter, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year;

            (3) Statement of Gross Asset Value. As soon as available and in any event within ninety (90) days after June 30th of each year, a statement by Borrower setting forth the calculation of Gross Asset Value, including individual ten (10)-year projections for each asset (described in clause
      (ii) of the definition of Gross Asset Value in Section 1.01) contributing to Gross Asset Value and a summary of material assumptions, accompanied by a concurrence letter from the Banks' Valuation Consultant confirming that, based on their review of all relevant materials, there is no more than a ten percent (10%) variation between the contribution to Gross Asset Value from all the assets described in clause (ii) of the definition of Gross Asset Value in Section 1.01, as determined by Borrower, and the contribution from said assets to Gross Asset Value if the same had been estimated by the reviewer in a full appraisal of the same interests, which concurrence letter shall contain a one (1)-page summary of its analysis for each of the individual assets contributing to Gross Asset Value;

            (4) Certificate of No Default and Financial Compliance. Within forty five (45) days after the end of each of the first three quarters of each Fiscal Year and within ninety (90) days after the end of each Fiscal Year, a certificate of Borrower's chief financial officer or Treasurer (a) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, specifying the nature thereof and the action which is proposed to be taken with respect thereto; (b) stating that the covenants contained in Sections 7.02, 7.03 and 7.04 and in
      Article VIII have been complied with (or specifying those that have not been complied with) and including computations demonstrating such compliance (or non-compliance); and (c) setting forth the details of all items comprising Total Outstanding Indebtedness (including amount, maturity, interest rate and amortization requirements), Unencumbered Combined EBITDA, Unsecured Interest Expense and Unsecured Indebtedness;

            (5) Certificate of Borrower's Accountants. Simultaneously with the delivery of the annual financial statements required by paragraph (1) of this Section, a statement of Borrower's Accountants who audited such financial statements comparing the computations set forth in the financial compliance certificate required by paragraph (4) of this Section to the audited financial statements required by paragraph (1) of this Section (where such information appears in such financial statements);

            (6) Notice of Litigation. Promptly after the commencement and knowledge thereof, notice of all actions, suits, and proceedings before any court or arbitrator, affecting Borrower which, if determined adversely to Borrower is likely to result in a Material Adverse Change;

            (7) Notices of Defaults and Events of Default. As soon as possible and in any event within ten (10) days after Borrower becomes aware of the occurrence of a material Default or any Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken with respect thereto;

            (8) Dispositions or Acquisitions of Assets. Within thirty (30) days after the occurrence thereof, written notice of any Disposition or acquisition of assets (other than acquisitions or Dispositions of investments such as certificates of deposit, Treasury securities and money market deposits in the ordinary course of Borrower's cash management) in excess of Twenty Five Million Dollars ($25,000,000), together with, in the case of any acquisition of such an asset, (i) a certificate of the sort required by paragraph (4)(b) of this Section, containing covenant compliance calculations that include the pro-forma adjustments set forth at the end of this Section, which calculations shall demonstrate Borrower's compliance, on a pro-forma basis, as of the end of the most recently ended calendar quarter for which financial results are required hereunder to have been reported by Borrower, with all covenants enumerated in said paragraph (4)(b) and (ii) such other information relating to the acquisition as Administrative Agent may reasonably request, including, without limitation, (x) copies of the agreements governing the acquisition and (y) historical balance sheets (to the extent available) and statements of income and cash flows with respect to the property acquired for at least the preceding three (3) years and Borrower's revenue and expense projections for the property acquired for at least the next five (5) years (all of the foregoing to be in form and detail satisfactory to Administrative Agent);

            (9) Material Adverse Change. As soon as is practicable and in any event within five (5) days after knowledge of the occurrence of any event or circumstance which is likely to result in or has resulted in a Material Adverse Change, written notice thereof;

            (10) Bankruptcy of Tenants. Promptly after becoming aware of the same, written notice of the bankruptcy, insolvency or cessation of operations of any tenant in any property of Borrower or in which Borrower has an interest to which five percent (5%) or more of minimum rent payable to Borrower directly or through its Consolidated Businesses or UJVs is attributable;

            (11) Offices. Thirty (30) days' prior written notice of any change in the chief executive office or principal place of business of Borrower;

            (12) Environmental and Other Notices. As soon as possible and in any event within five (5) days after receipt, copies of all Environmental Notices received by Borrower which are not received in the ordinary course of business and which relate to a situation which is likely to result in a Material Adverse Change;

            (13)  Insurance  Coverage.  Promptly,  such  information  concerning
      Borrower's insurance coverage as Administrative Agent may reasonably request;

            (14) Change in Borrower's Credit Rating. Within two (2) Banking Days after any change in Borrower's Credit Rating, written notice of such change;

            (15) SEC Filings, Etc. As soon as possible and in any event within ten (10) days of the sending or filing thereof, copies of all proxy statements, financial statements and reports which TCI sends to its shareholders, and copies of all annual reports on Form 10-K (without exhibits), quarterly reports on Form 10-Q (without exhibits) and current reports on Form 8-K (without exhibits), and all registration statements which are declared effective which Borrower or TCI files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor; and

            (16) General Information. Promptly, such other information respecting the condition or operations, financial or otherwise, of Borrower or any properties of Borrower as Administrative Agent may from time to time reasonably request.

            In connection with each acquisition of assets that is required to be reported pursuant to paragraph (8) of this Section, the following pro-forma adjustments shall be made to the covenant compliance calculations required as of the end of the most recently ended calendar quarter for which financial results are required hereunder to have been reported by Borrower:

              (i) Gross Asset Value shall be adjusted by adding thereto the lesser of (A) the Purchase Price Borrower paid for the acquired asset or
      (B) the acquired asset's trailing twelve (12)-month net operating income, less any management fee adjustment, if applicable, capitalized at a rate of eight percent (8%) per annum; provided, however, that, at Borrower's request and expense, Administrative Agent shall promptly cause the Banks' Valuation Consultant to appraise the acquired asset and, upon the completion of such appraisal, provided such appraisal is reasonably satisfactory to Administrative Agent, the appraised value of the acquired asset as determined in such appraisal shall be substituted for the amount calculated pursuant to clauses (A) and (B) above.

              (ii) Total Outstanding Indebtedness, Secured Indebtedness and Unsecured Indebtedness shall be adjusted by adding thereto, respectively, all indebtedness, secured indebtedness and unsecured indebtedness that is assumed and/or incurred by Borrower in connection with the acquisition. For purposes of such adjustments, indebtedness, secured indebtedness and unsecured indebtedness in connection with the acquisition shall be treated in a manner consistent with the treatment of Total Outstanding Indebtedness, Secured Indebtedness and Unsecured Indebtedness in the TRG Consolidated Financial Statements.

              (iii) Combined EBITDA, for any period, shall be adjusted by adding (or subtracting, in the case of a loss) thereto actual revenues less operating costs before interest, depreciation, amortization and extraordinary items, for the same period (based on the same accounting principles and assumptions as are set forth in the definition of "Combined EBITDA" in Section 1.01, to the extent possible based on information reasonably available with respect to the acquired asset), from the acquired asset.

              (iv) If, upon its acquisition, the acquired asset becomes part of Unencumbered Wholly-Owned Assets, Unencumbered Combined EBITDA, for any period, shall be adjusted by adding (or subtracting, in the case of a loss) thereto actual income before interest expense, income taxes, depreciation, amortization and extraordinary items, for the same period, from the acquired asset.

              (v) Interest Expense and Unsecured Interest Expense, for any period, shall be adjusted by adding thereto interest expense to be incurred on, respectively, all indebtedness and unsecured indebtedness that is assumed and/or incurred by Borrower in connection with the acquisition, assuming, for purposes of this calculation, that such indebtedness were to bear interest at a rate 1.75% per annum in excess of the rate of interest that would be payable on a ten (10)-year United States Treasury Note issued as of the date of the acquisition.

                         ARTICLE VII. NEGATIVE COVENANTS

            So long as any of the Notes shall remain unpaid, or the Loan Commitments remain in effect, or any other amount is owing by Borrower to Administrative Agent or any Bank hereunder or under any other Loan Document, Borrower shall not do any or all of the following:

            Section 7.01 Mergers Etc. Merge or consolidate with (except where Borrower or a Person wholly-owned by Borrower is the surviving entity), or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) (or enter into any agreement to do any of the foregoing).

            Section 7.02 Investments. Make any loan or advance to any Person or purchase or otherwise acquire any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person (any such transaction, an "Investment") if
(1) the Investment is in connection with something other than a retail shopping center and the amount of any single such Investment (or the aggregate amount of any single such Investment together with all related Investments), would exceed twenty percent (20%) of Net Worth; (2) except to the extent permitted by clause
(3) below, such Investment constitutes the acquisition of a minority interest in a Person (a "Minority Interest") and the amount of such Investment, together with the value of all other Minority Interests acquired after the Closing Date contributing to Gross Asset Value, would exceed ten percent (10%) of Net Worth, or (3) such Investment constitutes the acquisition of a Minority Interest in a regional shopping center or portfolio of regional shopping centers and the amount of such Investment, together with the value of all other such Minority Interests, would exceed twenty percent (20%) of Net Worth. A fifty percent (50%) beneficial interest in a Person, in connection with which the holder thereof exercises joint control over such Person with the holder(s) of the other fifty percent (50%) beneficial interest, shall not constitute a "Minority Interest" for purposes of this Section.

            Section 7.03 Sale of Assets. Effect a Disposition of any of its now owned or hereafter acquired assets, including assets in which Borrower owns a beneficial interest through its ownership of interests in joint ventures, aggregating more than forty percent (40%) of Gross Asset Value.

            Section 7.04 Interest Rate Hedging. At any time, permit or suffer more than twenty five percent (25%) of Total Outstanding Indebtedness not to be "hedged"; for purposes of this Section, "hedged" shall mean bearing interest at an effective fixed rate, either pursuant to the debt instrument itself or through the operation of a "cap", "collar", "swap" or comparable interest rate protection contract, such debt instrument, or instrument creating the "cap", "collar", "swap" or comparable interest rate protection contract, as the case may be, having an original term of at least twelve (12) months.

            Section 7.05 Partnership Committee of Borrower. At any time, permit or suffer the failure or inability of any one (1) or more of (1) TG Partners Limited Partnership and/or Taub-Co Management, Inc.; (2) the General Motors Hourly-Rate Employees Pension Trust and/or the General Motors Salaried Employees Pension Trust, directly or indirectly (or a single

"GMPTS Transferee," as such quoted term is defined in Borrower's Amended and Restated Agreement of Limited Partnership); and (3) TCI, to designate a majority of Borrower's partnership committee.


                        ARTICLE VIII. FINANCIAL COVENANTS

            So long as any of the Notes shall remain unpaid, or the Loan Commitments remain in effect, or any other amount is owing by Borrower to Administrative Agent or any Bank under this Agreement or under any other Loan Document, Borrower shall not permit or suffer:

            Section 8.01 Net Worth. At any time, Net Worth to be less than One Billion Dollars ($1,000,000,000); or

            Section 8.02 Relationship of Total Outstanding Indebtedness to Gross Asset Value. At any time, Total Outstanding Indebtedness to exceed fifty percent (50%) of Gross Asset Value; or

            Section 8.03 Relationship of Secured Indebtedness to Gross Asset Value. At any time, Secured Indebtedness to exceed thirty five percent (35%) of Gross Asset Value; or

            Section 8.04 Relationship of Combined EBITDA to Interest Expense. As of the end of any calendar quarter, the ratio of (1) Combined EBITDA to (2) Interest Expense, each for the twelve (12)-month period then ended and taken as a whole, to be less than 1.85 to 1.0; or

            Section 8.05 Relationship of Combined EBITDA to Adjusted Total Outstanding Indebtedness. As of the end of any calendar quarter, the ratio (expressed as a percentage) of (1) Combined EBITDA for the twelve (12)-month period then ended and taken as a whole to (2) Adjusted Total Outstanding Indebtedness as of the end of such calendar quarter to be less than thirteen percent (13%); or

            Section 8.06 Combined EBTDA. As of the end of any calendar quarter, Combined EBTDA for such calendar quarter to be less than Twelve Million Five Hundred Thousand Dollars ($12,500,000); or

            Section 8.07 Unsecured Debt Yield. As of the end of any calendar quarter, Unsecured Debt Yield for such calendar quarter to be less than eleven and one half percent (11- 1/2%); or

            Section 8.08 Relationship of Unencumbered Combined EBITDA to Interest Expense on Unsecured Indebtedness. As of the end of any calendar quarter, the ratio of (1) Unencumbered Combined EBITDA to (2) that portion of Interest Expense attributable to Unsecured Indebtedness, each for the prior twelve (12)-month period then ended and taken as a whole, to be less than 1.50 to 1.00.

                          ARTICLE IX. EVENTS OF DEFAULT

            Section 9.01Events of Default. Any of the following events shall be an "Event of Default":

           (1) If Borrower shall: fail to pay the principal of any Notes as and when due; or fail to pay interest accruing on any Notes as and when due and such failure to pay shall continue unremedied for five (5) days after the due date of such amount; or fail to pay any fee or interest or any other amount due under this Agreement or any other Loan Document as and when due and such failure to pay shall continue unremedied for two (2) days after notice by Administrative Agent of such failure to pay; or

           (2) If any representation or warranty made by Borrower in this Agreement or in any other Loan Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with a Loan Document shall prove to have been incorrect in any material respect on or as of the date made; or

           (3) If Borrower shall fail (a) to perform or observe any term, covenant or agreement contained in Article VII or Article VIII; or (b) to perform or observe any term, covenant or agreement contained in Article VI or otherwise contained in this Agreement (other than obligations specifically referred to elsewhere in this Section) or any Loan Document, or any other document executed by Borrower and delivered to Administrative Agent and/or the Banks in connection with the transactions contemplated hereby and such failure shall remain unremedied for thirty (30) consecutive calendar days after the occurrence thereof (or such shorter cure period as may be expressly prescribed in the applicable Loan Document); provided, however, that if any such default under clause (b) above cannot by its nature be cured within such thirty (30) day, or shorter, as the case may be, grace period and so long as Borrower shall have commenced cure within such thirty (30) day, or shorter, as the case may be, grace period and shall, at all times thereafter, diligently prosecute the same to completion, Borrower shall have an additional period, not to exceed sixty (60) days, to cure such default; in no event, however, is the foregoing intended to effect an extension of the Maturity Date; or

           (4) If Borrower shall fail (a) to pay any Debt (other than the payment obligations described in paragraph (1) of this Section) in an amount equal to or greater than Ten Million Dollars ($10,000,000) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (b) to perform or observe any material term, covenant, or condition under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or the lapse of time, or both (other than in cases where, in the judgment of the Required Banks, meaningful discussions likely to result in (i) a waiver or cure of the failure to perform or observe, or (ii) otherwise averting such acceleration are in progress between Borrower and the obligee of such Debt), the maturity of such Debt, or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled or otherwise required prepayment), prior to the stated maturity thereof; or

           (5) If Borrower, or any Affiliate of Borrower to which One Hundred Fifty Million Dollars ($150,000,000) or more of Gross Asset Value is attributable, shall: (a) generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (b) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (c) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed or unstayed for a period of sixty (60) days or more; or (e) be the subject of any proceeding under which all or a substantial part of its assets may be subject to seizure, forfeiture or divestiture; or (f) by any act or omission indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (g) suffer any such custodianship, receivership or trusteeship for all or any substantial part of its property, to continue undischarged for a period of sixty (60) days or more; or

           (6) If one or more judgments, decrees or orders for the payment of money in excess of Ten Million Dollars ($10,000,000) in the aggregate shall be rendered against Borrower, and any such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty
      (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal; or

           (7) If any of the following events shall occur or exist with respect to Borrower, or any ERISA Affiliate of Borrower: (a) any Prohibited Transaction involving any Plan; (b) any Reportable Event with respect to any Plan: (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance which might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, if such event or conditions, if any, could in the opinion of any Bank subject Borrower or any ERISA Affiliate of Borrower to any tax, penalty, or other liability to a Plan, Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceeds or may exceed Fifty Thousand Dollars ($50,000); or

           (8) If at any time TCI is not a qualified real estate investment trust under Sections 856 through 860 of the Code or is not listed on the New York Stock Exchange or the American Stock Exchange; or

           (9) If at any time Borrower fails to operate as a real estate operating company for ERISA purposes (within the meaning of C.F.R. ss.2510.3-101); or

           (10) If the Taubman Company Limited Partnership, the entity presently providing property management and leasing services for all the regional shopping center properties in which Borrower has an ownership interest, shall discontinue providing such services for twenty five percent (25%) or more of the regional shopping center properties then owned in whole or in part by Borrower.

            Section 9.02 Remedies. If any Event of Default shall occur and be continuing, Administrative Agent shall, upon request of the Required Banks, by notice to Borrower, (1) declare the outstanding Notes, all interest thereon, and all other amounts payable under this Agreement, and any other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts due under this Agreement, and under any other Loan Document shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower; and/or (2) exercise any remedies provided in any of the Loan Documents or by law.


             ARTICLE X. ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS

            Section 10.01 Appointment, Powers and Immunities of Administrative Agent. Each Bank hereby irrevocably appoints and authorizes Administrative Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document or required by law, and shall not by reason of this Agreement be a fiduciary or trustee for any Bank except to the extent that Administrative Agent acts as an agent with respect to the receipt or payment of funds (nor shall Administrative Agent have any fiduciary duty to Borrower nor shall any Bank have any fiduciary duty to Borrower or to any other Bank). Administrative Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by Borrower or any officer, partner or official of Borrower or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any Lien securing the Obligations or for any failure by Borrower to perform any of its obligations hereunder or thereunder. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Borrower shall pay any fee agreed to by Borrower and Administrative Agent with respect to Administrative Agent's services hereunder.

            Section 10.02 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. Administrative Agent may deem and treat each Bank as the holder of the Loan made by it for all purposes hereof and shall not be required to deal with any Person who has acquired a participation in any Loan or participation from a Bank. As to any matters not expressly provided for by this Agreement or any other Loan Document, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan or participation.

            Section 10.03 Defaults. Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default unless Administrative Agent has received notice from a Bank or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give prompt notice thereof to the Banks. Administrative Agent, following consultation with the Banks, shall (subject to Section 10.07) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that Administrative Agent shall not send a notice of Default or acceleration to Borrower without the approval of the Required Banks. In no event shall Administrative Agent be required to take any such action which it determines to be contrary to law.

            Section 10.04 Rights of Administrative Agent as a Bank. With respect to its Loan Commitment and the Loan provided by it, Administrative Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Administrative Agent in its capacity as a Bank. Administrative Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with Borrower (and any Affiliates of Borrower) as if it were not acting as Administrative Agent.

            Section 10.05 Indemnification of Administrative Agent. Each Bank agrees to indemnify Administrative Agent (to the extent not reimbursed under Section 12.04 or under the applicable provisions of any other Loan Document, but without limiting the obligations of Borrower under Section 12.04 or such provisions), for its Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under Section 12.04) or under the applicable provisions of any other Loan Document or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for (1) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified, (2) any loss of principal or interest with respect to Administrative Agent's Loan or (3) any loss suffered by Administrative Agent in connection with a swap or other interest rate hedging arrangement entered into by Administrative Agent with Borrower.

            Section 10.06 Non-Reliance on Administrative  Agent and Other Banks.
Each Bank agrees that it has, independently and without reliance on Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and the decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Borrower (or any Affiliate of Borrower) which may come into the possession of Administrative Agent or any of its Affiliates. Administrative Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to anyone.

            Section 10.07 Failure of Administrative Agent to Act. Except for action expressly required of Administrative Agent hereunder, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section
10.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

            Section 10.08 Resignation or Removal of Administrative Agent. Provided there exists no Event of Default, Administrative Agent hereby agrees not to unilaterally resign except in the event it becomes an Affected Bank and is removed or replaced as a Bank pursuant to Section 3.07, in which event it shall have the right to resign. Administrative Agent may be removed at any time with or without cause by the Required Banks, provided that Borrower and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the successor Administrative Agent shall, at Fleet's option, be Fleet. If Fleet elects not to become the successor Administrative Agent, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be one of the Banks. The Required Banks or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify Borrower and the other Banks. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor

Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's removal hereunder as Administrative Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

            Section 10.09 Amendments Concerning Agency Function. Notwithstanding anything to the contrary contained in this Agreement, Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties, rights, and/or function hereunder or thereunder unless it shall have given its prior written consent thereto.

            Section 10.10 Liability of Administrative Agent. Administrative Agent shall not have any liabilities or responsibilities to Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of Borrower to perform its obligations hereunder or under any other Loan Document.

            Section 10.11 Transfer of Agency Function. Without the consent of Borrower or any Bank, Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located in the United States, provided that Administrative Agent shall promptly notify Borrower and the Banks thereof.

            Section 10.12 Non-Receipt of Funds by Administrative Agent. Unless Administrative Agent shall have received notice from a Bank or Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to Administrative Agent of the proceeds of a Loan or Borrower is to make payment to Administrative Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor will not make the Required Payment in full to Administrative Agent, Administrative Agent may assume that the Required Payment has been made in full to Administrative Agent on such date, and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make the amount thereof available to the intended recipient on such date. If and to the extent the Payor shall not have in fact so made the Required Payment in full to Administrative Agent, the recipient of such payment shall repay to Administrative Agent forthwith on demand such amount made available to it together with interest thereon, for each day from the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount, at the customary rate set by Administrative Agent for the correction of errors among Banks for three (3) Banking Days and thereafter at the Base Rate.

            Section 10.13 Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to Administrative Agent such forms, certifications, statements and other documents as Administrative Agent or Borrower may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable Administrative Agent to comply with any applicable Laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, such Bank will furnish to

Administrative Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. Administrative Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or participation or such Bank's Loan Commitment or obligation to purchase participations until such Bank shall have furnished to Administrative Agent the requested form, certification, statement or document.

            Section 10.14 Minimum Commitment by Fleet and PNC. Subsequent to the Closing Date, each of Fleet and PNC agree to maintain a Loan Commitment in an amount no less than Twenty Five Million Dollars ($25,000,000), provided there exists no Event of Default, and each of them further agrees to hold and not to participate or assign any of such amount other than an assignment to a Federal Reserve Bank or to their respective Parent or respective majority-owned subsidiary.

            Section 10.15 Pro Rata Treatment. Except to the extent otherwise provided, (1) each advance of proceeds of the Loans shall be made by the Banks,
(2) each reduction of the amount of the Total Loan Commitment under Section 2.10 or Section 2.11 shall be applied to the Loan Commitments of the Banks, and (3) each payment of the facility fee accruing under Section 2.08(a) shall be made for the account of the Banks, ratably according to the amounts of their respective Loan Commitments.

            Section 10.16 Sharing of Payments Among Banks. If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means (including direct payment), and such payment results in such Bank receiving a greater payment than it would have been entitled to had such payment been paid directly to Administrative Agent for disbursement to the Banks, then such Bank shall promptly purchase for cash from the other Banks participations in the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share ratably the benefit of such payment. To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees that any Bank so purchasing a participation in the Loans made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of Borrower.

            Section 10.17 Possession of Documents. Each Bank shall keep possession of its own Note. Administrative Agent shall hold all the other Loan Documents and related documents in its possession and maintain separate records and accounts with respect thereto, and shall permit the Banks and their representatives access at all reasonable times to inspect such Loan Documents, related documents, records and accounts.

                        ARTICLE XI. NATURE OF OBLIGATIONS

            Section 11.01 Absolute and Unconditional Obligations. Borrower acknowledges and agrees that its obligations and liabilities under this Agreement and under the other Loan Documents shall be absolute and unconditional irrespective of: (1) any lack of validity or enforceability of any of the Obligations, any Loan Documents, or any agreement or instrument relating thereto; (2) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any Loan Documents or any other documents or instruments executed in connection with or related to the Obligations; (3) any exchange or release of any collateral, or of any other Person from all or any of the Obligations; or (4) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Borrower or any other Person in respect of the Obligations.

            The obligations and liabilities of Borrower under this Agreement and other Loan Documents shall not be conditioned or contingent upon the pursuit by any Bank or any other Person at any time of any right or remedy against Borrower or any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral or security or guarantee therefor or right of setoff with respect thereto.

            Section 11.02 Non-Recourse to TRG Partners. Notwithstanding anything to the contrary contained in this Agreement, in any of the other Loan Documents, or in any other instruments, certificates, documents or agreements executed in connection with the Loans (all of the foregoing, for purposes of this Section, hereinafter referred to, individually and collectively, as the "Relevant Documents"), no recourse under or upon any Obligation, representation, warranty, promise or other matter whatsoever shall be had against any of the constituent partners of Borrower or their successors or assigns (said constituent partners and their successors and assigns, for purposes of this Section, hereinafter referred to, individually and collectively, as the "TRG Partners") and each Bank expressly waives and releases, on behalf of itself and its successors and assigns, all right to assert any liability whatsoever under or with respect to the Relevant Documents against, or to satisfy any claim or obligation arising thereunder against, any of the TRG Partners or out of any assets of the TRG Partners, provided, however, that nothing in this Section shall be deemed to:
(1) release Borrower from any personal liability pursuant to, or from any of its respective obligations under, the Relevant Documents, or from personal liability for its fraudulent actions or fraudulent omissions; (2) release any TRG Partner from personal liability for its or his own fraudulent actions or fraudulent omissions; (3) constitute a waiver of any obligation evidenced or secured by, or contained in, the Relevant Documents or affect in any way the validity or enforceability of the Relevant Documents; or (4) limit the right of Administrative Agent and/or the Banks to proceed against or realize upon any collateral hereafter given for the Loans or any and all of the assets of Borrower (notwithstanding the fact that the TRG Partners have an ownership interest in Borrower and, thereby, an interest in the assets of Borrower) or to name Borrower (or, to the extent that the same are required by applicable law or are determined by a court to be necessary parties in connection with an action or suit against Borrower or any collateral hereafter given for the Loans, any of the TRG Partners) as a party defendant in, and to enforce against any collateral hereafter given for the Loans and/or assets of Borrower any judgment obtained by Administrative Agent and/or the Banks with respect to, any action or suit under the Relevant Documents so long as no judgment shall be taken (except to the extent taking a judgment is required by applicable law or determined by a court to be necessary to preserve Administrative Agent's and/or Banks' rights against any collateral hereafter given for the Loans or Borrower, but not otherwise) or shall be enforced against the TRG Partners, their successors and assigns, or their assets.


                           ARTICLE XII. MISCELLANEOUS

            Section 12.01 Binding Effect of Request for Advance. Borrower agrees that, by its acceptance of any advance of proceeds of the Loans under this Agreement, it shall be bound in all respects by the request for advance submitted on its behalf in connection therewith with the same force and effect as if Borrower had itself executed and submitted the request for advance and whether or not the request for advance is executed and/or submitted by an authorized person.

            Section 12.02 Amendments and Waivers. No amendment or material waiver of any provision of this Agreement or any other Loan Document nor consent to any material departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks and, solely for purposes of its acknowledgment thereof, Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks do any of the following: (1) reduce the principal of, or interest on, the Notes or any fees due hereunder or any other amount due hereunder or under any Loan Document; (2) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees due hereunder or under any Loan Document, or waive any default in the payment of principal, interest or any other amount due hereunder or under any Loan Documents; (3) change the definition of Required Banks; (4) amend this Section or any other provision requiring the consent of all the Banks or of the Required Banks; (5) waive any default under paragraph (5) of Section 9.01; (6) increase the Loan Commitment of any Bank; or (7) amend Section 10.15 or Section
10.16. Any advance of proceeds of the Loans made prior to or without the fulfillment by Borrower of all of the conditions precedent thereto, whether or not known to Administrative Agent and the Banks, shall not constitute a waiver of the requirement that all conditions, including the non-performed conditions, shall be required with respect to all future advances. No failure on the part of Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            Section 12.03 Usury. Anything herein to the contrary notwithstanding, the obligations of Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

            Section 12.04 Expenses; Indemnification. Borrower agrees to reimburse Administrative Agent on demand for all costs, expenses, and charges (including, without limitation, all reasonable fees and charges of engineers, appraisers and external legal counsel) incurred by Administrative Agent in connection with the Loans and to reimburse each of the Banks for reasonable legal costs, expenses and charges incurred by each of the Banks in connection with the performance or enforcement of this Agreement, the Notes, or any other Loan Documents; provided, however, that Borrower is not responsible for costs, expenses and charges incurred by the Bank Parties in connection with the administration or syndication of the Loans (other than the syndication expenses and administration fee required by the Supplemental Fee Letter). Borrower agrees to indemnify Administrative Agent and each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of (x) any claims by brokers due to acts or omissions by Borrower, or (y) any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower of the proceeds of the Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

            The obligations of Borrower under this Section shall survive the repayment of all amounts due under or in connection with any of the Loan Documents and the termination of the Loans.

            Section 12.05 Assignment; Participation. This Agreement shall be binding upon, and shall inure to the benefit of, Borrower, Administrative Agent, the Banks and their respective successors and permitted assigns. Borrower may not assign or transfer its rights or obligations hereunder.

            Subject to the provisions of Section 10.14, any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Loan (each a "Participation") subject to the consent of Fleet and PNC, which consents shall not be unreasonably withheld or delayed, and provided that any such Participation shall be in the minimum amount of Ten Million Dollars ($10,000,000). In the event of any such grant by a Bank of a Participation to a Participant, whether or not Borrower or Administrative Agent was given notice, such Bank shall remain responsible for the performance of its obligations hereunder, and Borrower and Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder. Any agreement pursuant to which any Bank may grant a Participation shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder and under any other Loan Document including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in Section 12.02 without the consent of the Participant.

            Subject to the provisions of Section  10.14,  any Bank having a Loan
Commitment in an amount equal to or exceeding Fifteen Million Dollars ($15,000,000) may at any time assign to any bank or other institution, with the acknowledgment of Administrative Agent and the consent of Fleet, PNC and, provided there exists no Event of Default, of Borrower, which consents shall not be unreasonably withheld or delayed (such assignee, a "Consented Assignee"), or to one or more banks or other institutions which are majority owned subsidiaries of a Bank or to the Parent of a Bank (each Consented Assignee or subsidiary bank or institution, an

"Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and the assigning Bank, provided that, in each case, after giving effect to such assignment, the Assignee's Loan Commitment, and, in the case of a partial assignment, the assigning Bank's Loan Commitment, each will be equal to or greater than Five Million Dollars ($5,000,000). Upon (i) execution and delivery of such instrument, (ii) payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee and
(iii)  payment  by  such  Assignee  to  Administrative   Agent  of  a  fee,  for
Administrative Agent's own account, in the amount of $2,500, on account of Administrative Agent's fees and expenses in connection with such assignment, such Assignee shall be a Bank Party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such Assignment and Assumption Agreement, and the assigning Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph, substitute Notes shall be issued to the assigning Bank and Assignee by Borrower, in exchange for the return of the original Note. The obligations evidenced by such substitute notes shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 10.13.

            Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

            Borrower recognizes that in connection with a Bank's selling of Participations or making of assignments, any or all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower or the Loans may be exhibited to and retained by any such Participant or assignee or prospective Participant or assignee. In addition, such documentation etc. may be exhibited to and retained by Affiliates of a Bank. In connection with a Bank's delivery of any financial statements and appraisals to any such Participant or assignee or prospective Participant or assignee, such Bank shall also deliver its standard confidentiality statement indicating that the same are delivered on a confidential basis. Borrower agrees to provide all assistance reasonably requested by a Bank to enable such Bank to sell Participations or make assignments of its Loan as permitted by this Section. Each Bank agrees to provide Borrower with notice of all Participations sold by such Bank.

            Notwithstanding the foregoing provisions of this Section, no Bank shall assign, grant, convey, or transfer all or any portion of or interest (participation or otherwise) in the Loan to any Person if such Person is (i) a greater than 10% partner (determined in accordance with Treasury Regulations
Section  1.752-2(d)(1)  of the Code) of Borrower (a "Greater than 10% Partner"),
(ii) an 80% or greater partner, member or shareholder of any Greater than 10% Partner or (iii) a person who is under 80% or greater common ownership with (x) a Greater than 10% Partner or (y) a shareholder, member or partner of any Greater than 10% Partner. For purposes of clauses (ii) and (iii), percentage ownership shall be determined pursuant to Sections 267(b) and 707(b) of the Code as modified by Treasury Regulations Section 1.752-4. Any Person described above is referred to as a "Disqualified Person". Any Person who becomes a Bank or Participant in accordance with the terms of this Agreement agrees to be bound by the provisions of this Section and, other than obtaining, in connection with a bankruptcy proceeding of a constituent partner of Borrower, any interest as (a) a partner in Borrower or (b) an 80% or greater interest as a partner, member or shareholder of any partner of Borrower, agrees not to take any action that would make it a Disqualified Person. In addition, any Bank or Participant shall be a "qualified person" within the meaning of Section 465(b)(6)(D)(i) and 49(a)(1)(D)(iv) of the Code.

            Section 12.06 Documentation Satisfactory. All documentation required from or to be submitted on behalf of Borrower in connection with this Agreement and the documents relating hereto shall be subject to the prior approval of, and be satisfactory in form and substance to, Administrative Agent, its counsel and, where specifically provided herein, the Banks. In addition, the persons or parties responsible for the execution and delivery of, and signatories to, all of such documentation, shall be acceptable to, and subject to the approval of, Administrative Agent and its counsel and the Banks.

            Section 12.07 Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to Administrative Agent by telephone, confirmed by writing, and to the Banks and to Borrower by ordinary mail or overnight courier addressed to such party at its address on the signature page of this Agreement. Notices shall be effective: (1) if by telephone, at the time of such telephone conversation, (2) if given by mail, three (3) days after mailing; and (3) if given by overnight courier, upon receipt.

            Section 12.08 Intentionally Omitted.

            Section 12.09 Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

            Section 12.10 Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

            Section 12.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

            Section 12.12 Integration. The Loan Documents and Supplemental Fee Letter set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

            Section 12.13 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            Section 12.14 Waivers. In connection with the obligations and liabilities as aforesaid, Borrower hereby waives: (1) promptness and diligence;
(2) notice of any actions taken by any Bank Party under this Agreement, any other Loan Document or any other agreement or instrument relating thereto except to the extent otherwise provided herein; (3) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this Section, might constitute grounds for relieving Borrower of its obligations hereunder; (4) any requirement that any Bank Party protect, secure, perfect or insure any Lien on any collateral or exhaust any right or take any action against Borrower or any other Person or any collateral; (5) any right or claim of right to cause a marshalling of the assets of Borrower; and
(6) all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of payment by Borrower, either jointly or severally, pursuant to this Agreement or other Loan Documents.

            Section 12.15 JURISDICTION; IMMUNITIES. BORROWER, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK CITY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT. BORROWER, THE ADMINSTRATIVE AGENT, AND EACH BANK IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR UNITED STATES FEDERAL COURT. BORROWER, THE ADMINISTRATIVE AGENT, AND EACH BANK IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO BORROWER, THE ADMINISTRATIVE AGENT OR EACH BANK, AS THE CASE MAY BE, AT THE ADDRESSES SPECIFIED HEREIN. BORROWER, THE ADMINISTRATIVE AGENT AND EACH BANK FURTHER WAIVE ANY OBJECTION TO VENUE IN THE STATE OF NEW YORK AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN THE STATE OF NEW YORK ON THE BASIS OF FORUM NON CONVENIENS. BORROWER, THE ADMINISTRATIVE AGENT AND EACH BANK AGREE THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST BORROWER, THE ADMINISTRATIVE AGENT OR ANY BANK, AS THE CASE MAY BE, SHALL BE BROUGHT ONLY IN A NEW YORK STATE COURT SITTING IN NEW YORK CITY OR A UNITED STATES FEDERAL COURT SITTING IN NEW YORK CITY.

            Nothing in this Section shall affect the right of Borrower, Administrative Agent or any Bank to serve legal process in any other manner permitted by law.

            To the extent that Borrower, Administrative Agent or any Bank have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower, Administrative Agent and each



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



Bank hereby irrevocably waive such immunity in respect of its obligations under this Agreement, the Notes and any other Loan Document.

            BORROWER, ADMINISTRATIVE AGENT AND EACH BANK WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE LOANS. IN
ADDITION, BORROWER HEREBY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS WITH RESPECT TO THE NOTES, ANY RIGHT BORROWER MAY HAVE TO (1) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN A COUNTERCLAIM THAT IF NOT BROUGHT IN THE SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS COULD NOT BE BROUGHT IN A SEPARATE SUIT, ACTION OR PROCEEDING OR WOULD BE SUBJECT TO DISMISSAL OR SIMILAR DISPOSITION FOR FAILURE TO HAVE BEEN ASSERTED IN SUCH SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS) OR (2) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST ADMINISTRATIVE AGENT OR THE BANKS WITH RESPECT TO ANY ASSERTED CLAIM.







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



            IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be duly executed as of the day and year first above written.


                                 THE TAUBMAN REALTY GROUP LIMITED
                                   PARTNERSHIP, a Delaware
                                   limited partnership

                                 By: /s/ Shire Rothbart
                                    -----------------------------
                                    Shire Rothbart,
                                    its authorized signatory

                                 Address for Notices:
                                 c/o The Taubman Company
                                   Limited Partnership
                                 200 East Long Lake Road - Suite 300
                                 Bloomfield Hills, Michigan 48304
                                 Attention: Mr. Shire Rothbart

                                 with copy to:

                                 Miro Weiner & Kramer
                                 500 North Woodward Avenue
                                 Suite 100 - P.O. Box 908
                                 Bloomfield Hills, Michigan 48303-0908
                                 Attention:  Martin L. Katz, Esq.

                                 PNC BANK, NATIONAL ASSOCIATION
                                 (as Bank and Administrative Agent)

                                 By: /s/ Dina S. Muth
                                    -------------------------------
                                    Name: Dina S. Muth
                                    Title: Real Estate Officer

                                 Address for notices and Applicable
                                  Lending Office:

                                 One PNC Plaza
                                 249 Fifth Avenue
                                 P1-POPP-19-2
                                 Pittsburgh, Pennsylvania 15222
                                 Attention:  Ms. Dina Muth
                                 Telephone: (412) 762-9118
                                 Telecopy:  (412) 762-6500

                                 with copy to:

                                 One PNC Plaza
                                 249 Fifth Avenue
                                 P1-POPP-03-2
                                 Pittsburgh, Pennsylvania 15222
                                 Attention:  Ms. Arlene Ohler
                                 Telephone: (412) 762-3627
                                 Telecopy:  (412) 762-8672


                                 FLEET NATIONAL BANK

                                 By: /s/ Margaret A. Mulcahy
                                    ----------------------------
                                    Name: Margaret A. Mulcahy
                                    Title: Senior Vice President

                                 Address for notices and Applicable
                                  Lending Office:

                                 75 State Street
                                 MA BOF 11-C
                                 Boston, Massachusetts 02109
                                 Attention:  Ms. Margaret Mulcahy
                                 Telephone: (617) 346-4291
                                 Telecopy:  (617) 346-3220

                                 DRESDNER BANK AG, New York and
                                    Grand Cayman Branches


                                 By /s/ Brigitte Sacin
                                   -----------------------------
                                   Name: Brigitte Sacin
                                   Title: Assistant Treasurer


                                 By /s/ Beverly G. Cason
                                   ------------------------------
                                   Name: Beverly G. Cason
                                   Title: Vice President

                                 Address for notices and Applicable
                                  Lending Office:

                                 Dresdner Bank AG, New York and
                                    Grand Cayman Branches
                                 190 South LaSalle Street, Suite 2700
                                 Chicago, Illinois 60603
                                 Attention: Ms. Maureen M. Slentz
                                 Telephone: (312) 444-1316
                                 Telecopy:  (312) 444-1301 or 1305


                                 COMMERZBANK AG, Chicago Branch


                                 By /s/ Douglas P. Traynor
                                   -----------------------------
                                   Name: Douglas P. Traynor
                                   Title: Vice President


                                 By /s/ E. Marcus Perry
                                   -----------------------------
                                   Name: E. Marcus Perry
                                   Title: Assistant Treasurer

                                 Address for notices and Applicable
                                  Lending Office:

                                 Commerzbank AG, Chicago Branch
                                 c/o Commerzbank AG, New York Branch
                                 2 World Financial Center
                                 New York, New York 10281-1050
                                 Attention:  Mr. Douglas P. Traynor
                                 Telephone: (212) 266-7569
                                 Telecopy:  (212) 266-7530

                                 KEY BANK NATIONAL ASSOCIATION


                                 By
                                   ----------------------------------
                                   Name:
                                   Title:

                                 Address for notices and Applicable
                                  Lending Office:

                                 Key Bank National Association
                                 Commercial Real Estate Division
                                 127 Public Square, 6th Floor
                                 Cleveland, Ohio 44114-1306
                                 Attention:  Ms. Mary Ellen Fowler
                                 Telephone: (216) 689-4975
                                 Telecopy:  (216) 689-4997


                                 BAYERISCHE HYPOTHEKEN- UND
                                    WECHSEL-BANK AKTIENGESELLSCHAFT
                                    (New York Branch)


                                 By /s/ Stephen G. Melidones
                                   ---------------------------------
                                   Name: Stephen G. Melidones
                                   Title: Assistant Vice President


                                 By /s/ Eva Lam
                                   ----------------------------------
                                   Name: Eva Lam
                                   Title: Assistant Treasurer

                                 Address for notices and Applicable
                                  Lending Office:

                                 Bayerische Hypotheken- Und
                                   Wechsel-Bank Aktiengesellschaft
                                   (New York Branch)
                                 Financial Square
                                 32 Old Slip
                                 New York, New York 10005
                                 Attention: Mr. Stephen G. Melidones
                                 Telephone: (212) 440-0844
                                 Telecopy: (212) 440-0824

                                 COMERICA BANK


                                 By /s/ Kristine L. Andersen
                                   -------------------------------
                                   Name: Kristine L. Andersen
                                   Title: Account Officer

                                 Address for notices and Applicable
                                  Lending Office:

                                 Comerica Bank
                                 U.S. Banking-East
                                 Comerica Tower at Detroit Center
                                 500 Woodward Avenue
                                 Detroit, Michigan 48226
                                 Attention: Ms. Kristine L. Andersen
                                 Telephone: (313) 222-3648
                                 Telecopy: (313) 222-3330


                                 LANDESBANK HESSEN-THURINGEN
                                   GIROZENTRALE, New York Branch



                                 By /s/ Robert W. Becker
                                   ----------------------------------
                                   Name: Robert W. Becker
                                   Title: Vice President


                                 By /s/ Michael A. Pierro
                                   -----------------------------------
                                   Name: Michael A. Pierro
                                   Title: Assistant Vice President

                                 Address for notices and Applicable
                                  Lending Office:

                                 Landesbank Hessen-Thuringen
                                    Girozentrale, New York Branch
                                 420 Fifth Avenue, 24th Floor
                                 New York, New York 10018-2729
                                 Attention:  Mr. Michael Pierro
                                 Telephone:  (212) 703-5209
                                 Telecopy:    (212) 703-5296